SEC File No. 333-210436

As filed with the U.S. Securities and Exchange Commission on May 25, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM S-1/A

(Amendment No.3)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NGFC Equities, Inc.

(Exact name of registrant as specified in its charter)

Florida	7600	46-3914127
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

45 Almeria Avenue,

Coral Gables, FL 33134

Tel.: (305) 430-6103

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

I. Andrew Weeraratne

7135 Collins Avenue, No. 624

Miami Beach, FL 33141

Tel.: (305) 865-8193

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

As soon as practicable after this registration statement becomes effective

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration fee (2)

Class A Common Stock par value $0.0001 per share	7,500,000	$0.40	$3,000,000	$348.60	(3)

(1)

To the extent permitted by Rule 416, this registration statement also covers such additional number of shares of Class A common stock as may be issuable in the event of stock splits, stock dividends or similar transactions.

(2)

The registration fee for securities is based on an estimate of the aggregate offering price of the securities, assuming the sale of the securities at the midpoint of the high and low anticipated offering prices set forth in the prospectus, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457.

(3)	Such fee has already been paid by NGFC Equities, Inc.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED --------, 2016

PROSPECTUS

NGFC Equities, Inc.

7,500,000 shares of Class A Common Stock

This prospectus relates to the resale of up to 7,500,000 shares of our class A common stock, par value $0.0001 per share, by Southridge Partners II, LP (“Southridge”), which are Put Shares that we will put to Southridge pursuant to the Purchase Agreement.  Southridge may also be referred to in this document as the Selling Security Holder.

The Purchase Agreement with Southridge provides that Southridge is committed to purchase up to $3 million of our common stock. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Purchase Agreement. This portion was calculated as approximately 33% of the Company's public float as of March 29, 2016.

The Put Shares included in this prospectus represent a portion of the shares issuable to Southridge under the Purchase Agreement.

Southridge is an “underwriter” within the meaning of the Securities Act in connection with the resale of our common stock under the Purchase Agreement.  No other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering.  This offering will terminate 24 months after the registration statement to which this prospectus is made a part is declared effective by the SEC. Southridge will pay us 90% of the lowest closing price of our common stock for the ten trading days immediately following the clearing date associated with the applicable Put Notice.

We will not receive any proceeds from the sale of these shares of common stock offered by Selling Security Holder.  However, we will receive proceeds from the sale of our Put Shares under the Purchase Agreement.  The proceeds will be used for general administrative expense, to audit and acquire businesses as well as for accounting and audit fees.

We will bear all costs associated with this registration.

Our Common Stock is listed on OTCQB under the trading symbol NGFF. On December 1, 2015, the last reported sale price for our common stock as reported on the OTCPINK (where our stock was trading at the time) was $0.40 per share. We got listed on OTCQB on May 17, 2016. OTCQB®  is a Venture Market is for entrepreneurial and development stage U.S. and international companies. To be eligible, companies must be current in their reporting and undergo an annual verification and management certification process. These standards provide a strong baseline of transparency, as well as the technology and regulation to improve the information and trading experience for investors. Companies must meet a minimum $0.01 bid price test and may not be in bankruptcy.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. We are not a shell company.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ------, 2016

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with different information from that contained in this prospectus.  Southridge is offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.  This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful.  Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

We will receive no proceeds from the sale of the shares of common stock sold by Southridge.  However, we will receive proceeds from the sale of securities pursuant to our exercise of the Put Right.

OTHER INFORMATION

We maintain our web site at www.NGFCE.com. Information on such web site is not considered a part of this prospectus. Unless specifically set forth to the contrary, when used in this prospectus the terms “NGFC Equities, Inc.”, “we”, “us”, “our” and similar terms refer to NGFC Equities, Inc., a Florida corporation.

SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

Shares of common stock offered By Southridge:	7,500,000 shares of the Company’s Class A Common Stock.

Common stock to be outstanding after the offering:	Up to 25,592,674 shares of Class A common stock & 7,000,000 Class B common stock.

Use of proceeds:

We will not receive any proceeds from the sale of the shares of common stock offered by Selling Security Holder.  However, we will receive proceeds from sale of our common stock under the Purchase Agreement.  See “Use of Proceeds.”

Offering Period:	From the date of this prospectus until Two Years, unless extended by the Company for an additional 90 days in its sole discretion.

OTCQB Trading Symbol:	NGFF

Risk Factors:	Investing in our Common Stock involves a high degree of risk. Please refer to the sections “Risk Factors” and “Dilution” before making an investment in our Common Stock.

Past Transactions With Southridge Partners II, LP

We have not done any transactions with Southridge Partners II, LP or its affiliates.

Capital Requirements

Analysis of our current business acquisition and operations cost indicate a reasonable requirement of US $3,000,000 or less.  Based on market response to our products and services, it is management’s opinion that we will not require additional funding.

PROSPECTUS SUMMARY

About Us

We began our Company on October 2, 2013 and changed our name from Natural Gas Fueling and Conversion Inc. to NGFC Equities, Inc. on February 25, 2015. Since inception, the Company has been engaged in organizational efforts and obtaining initial financing. When we formed our company our focus was to (i) construct and/or purchase and manage a chain of combined gasoline, diesel and natural gas (NG) fueling and service stations (initially, in the Miami, FL area); (ii) construct conversion factories to convert NG to liquefied natural gas (LNG) and compressed natural gas (CNG); and (iii) construct conversion factories to retrofit vehicles currently using gasoline or diesel fuel to also run on NG in the United States and also to build a convenience store to serve our customers in each of our locations. We define each of such combined stations an “Operational Unit.”

At a Board of Directors meeting held on February 16, 2015, the Company chose to diversify its operations by adding two additional divisions to its original business strategy to set up three divisions as follows:

Energy and Retail Division

Healthcare Division

Consulting Division

On March 24, 2015, the Company set up NGFC Limited Partnership (“NGLP”, “the Partnership”) with the Company acting as the General Partner. One objective of the Partnership is to raise funds in the private market through any exempt offerings to acquire gasoline stations that the Partnership would lease back to the Company to earn a fixed return. The Partnership also will invest a portion of its funds in the financial markets.

On May 20, 2016 as illustrated on the Form 8k we filed with the SEC, the Board of Directors decided to spin off NGLP as an independent partnership with NGFC no longer acting as the General Partner of the Partnership because if the investment by NGLP in public company stocks to be more than 40% of the total assets, that may require us to register NGFC under the Investment Company Act of 1940, that we would like to avoid since the purpose of NGFC is to acquire companies to operate through subsidiaries and not be a passive investor while it is more practical for NGLP to make a better return on the money NGLP is holding in any alternative investments while NGLP  still consider acquiring land and building that house operating gasoline stations to rent to Energy and Retail division of NGFC to get a fixed return on their money.

Energy and Retail Division

Through our Energy and Retail Division, we have been conducting due diligence on several existing fueling stations in the Miami, Florida area which the Company believes are suitable acquisition targets. However, it remains the Company’s preference to purchase land and build an Operational Unit based on our own designs. With the proceeds in this offering, we plan to acquire land and building that houses a gasoline and diesel fuel station with a convenience store and collect rent if possible while our consulting division handles all accounting so as to keep an eye on the business, while we raise additional money to build our Operational Units that we estimate to cost about $5,800,000 per Operational Unit. Currently we have no other commitments to get the funds to build our operational units and thus it may depend on us building a track record in owning a smaller gasoline and diesel fuel station that we would rent successfully and/or due to our exposure to potential investors by being in the business, for which there is no guarantee.

Our initial primary focus will be distributing gasoline and diesel fuel to customers once we build or purchase a fueling station, as we believe there are not enough NG driven vehicles in the market at this time to substantiate building only a NG station. We also plan to have liquefied natural gas (LNG) and compressed natural gas (CNG) available for NG driven vehicles as we think NG vehicles will be as common as gasoline-driven vehicles in the future. Therefore, we may acquire existing gasoline and diesel fueling stations and expand them to include NG fueling capabilities. In certain stations we plan to build (or acquire and expand), we may have gasoline and LNG only, in some stations we may have gasoline and CNG only and in other stations we may have the means to distribute gasoline, diesel, LNG and CNG. Such determination will be made based on different factors such as the demand for LNG and/or CNG in each location and easy access to LNG and CNG supplies. We believe that NG business is poised to go through significant changes in the near future and we plan to operate an extensive research department dedicated to our company adopting relevant changes as the market evolves.

When we began we were planning to construct, own and operate factories to convert NG from its gaseous state to LNG (through a process of cooling NG) to be distributed to our own fueling stations and also to fueling stations owned by other independent owners and companies. However, due to the current decline of prices in energy, we do not believe it would be viable for us to continue with this strategy and thus we plan to hold off our plans on that.

Also when we began our business in late 2013, we were planning to operate a vehicle conversion business through a joint venture relationship with Shenzhen HJ Technology Company Ltd. (“HJT”), which is currently operating a series of factories converting vehicles to operate on LNG and CNG in the Peoples’ Republic of China (“PRC” or “China”), using its patented Gas Intelligent Electric Control System (GIECS) technology. Since then we have come across a few other conversion kits from other manufacturers and looked into using other conversion kits in our planned vehicle conversion division. However, due to current decline in price of gasoline, we feel the vehicle conversion business may no longer be profitable and thus plan to hold off on that strategy as well.

On May 18, 2015 we formed Vanguard Energy Inc. (VE) in San Clemente, California as 55% stockholder with an individual Michael Laub as 45% stockholder to conduct some of the business in our Energy and Retail Division through VE. Mr. Laub is the founder and Chief Executive Officer of CNG United LLC based in San Clemente, California that deals in training installation of engines for gasoline vehicles to run on Natural Gas as well as safety and maintenance of hybrid engines and vehicles.  On the 23rd of January 2016, the Board of Directors decided to discontinue the operation of VE, due to the same reasons we have given to holding off the vehicle conversion division, and have Mr. Laub who currently manages CNG United LLC work as a consultant for NGFC. The financial cost of setting up and discontinuing VE had been minimal for us due to the expertise of our staff in forming the corporation, handling most administrative and filing obligations through our internal team.

Healthcare Division

As part of our change in strategy, adopted in February 2015, the Company acquired 55% of ECI-LATAM INC. (“ECIL”). Began by an entrepreneur Goran Antic, ECIL was incorporated in the State of Florida on March 25, 2014 and is engaged in installation and performing maintenance and repairs of large medical equipment that deal in sterilization and disinfection. ECIL also sells spare parts, consumables and service contracts for medical establishments. As of now 100% of ECIL sales and services are performed outside the USA. Also 100% of the maintenance and repairs for the period of these financial statements have been done only for the medical equipment belonging to Getinge Group, a public company based in Sweden who manufacture and distribute their own large medical equipment.  Currently Mr. Antic is the sole employee of ECIL and act as its Chief Executive Officer and Chairman of the Board.

In May 2015 ECIL set up an “Animal Health Division,” to manufacture, package, market and distribute globally, an infection healing cream for dairy animals. In August 2015, this Animal Health Division was transferred to a separate corporation incorporated in the state of Florida entitled La Veles Inc. (“LVI”) with NGFC owning 73% of LVI. La Veles was planning on setting up a factory in the Republic of Serbia to manufacture this cream with Mr. Antic, who is fluent in Serbian language, acting as the Chief Executive Officer of La Veles Inc. However, the activation of this strategy did not proceed smoothly and in order to save time and cost, the Board on January 23rd, 2016 decided to be involved only with distribution of this anti-infection cream and also let ECIL directly handle the work through ECIL and not get La Veles Inc. be involved with it.  ECIL currently has no formal agreement with the manufacturer of this Cream to distribute it. Currently LVI remains an inactive 100% owned subsidiary of NGFC. The cost of setting up LVI and making it inactive had been minimal for us due to the expertise of our staff in forming the corporation, handling most administrative and filing obligations through our internal team.

Consulting Division

Since our main strategy is to find businesses with significant upside to merge with or acquire to expand our operation, buying an existing business with an experienced management team in place, we believe, is the most practical strategy. However, due to our size we can afford to buy only small businesses and often these small businesses do not keep proper accounting to put themselves through an audit under the SEC guidelines set forth by Public Accounting Oversight Board (PCAOB). We discovered that often it would cost too much money for a small business to hire an outside service to prepare their records acceptable enough to be audited by a PCAOB certified CPA firm under the guidelines set forth by PCAOB, precluding us from acquiring such companies due to not being able to audit them. Since we began searching for management teams to join us we found it more practical to acquire a company along with the management team to join as a wholly owned or majority owned subsidiary of our Company. That strategy requires us to get them audited under PCAOB guidelines since a company is required to go through such an audit before a public company such as ours can acquire them. Hence, since we began, our management team, especially the CEO Andrew Weeraratne (who has extensive experience as a CPA, CFO and as a consultant), have been spending long hours going through and making needed adjustments to bring financial statements to be in accordance with accounting standards and writing accounting and procedures for a few companies that we have considered potential acquisitions targets. These actions have led us to set up our own consulting division, whereby we will invoice the businesses who would request us to help them get their records ready for PCAOB audits with us collecting such fees in cash or in the event we agree to acquire them by reducing the purchase price by the amount of unpaid consulting service fees.

Our Consulting Division will focus on identifying and organizing currently operating businesses to set up their accounting system to run them efficiently with the help of accurate and timely financial and management reports. We also plan to implement internal control procedures that will safeguard their assets and accounting procedures that will make their operation efficient and transparent that in turn will help them in the event they choose to get listed on the public market through joining us or on their own in the future. We also plan to write operating and internal control procedure manuals and disclosure check list manuals that will help small business owners to prepare for expansion as they find the needed capital to expand. We believe that these services will provide us cash flow and also introduce us to businesses we believe we may be able to acquire in exchange for cash and stock of our company. We believe our current management team has necessary experience to guide small businesses to overcome their problems and build successful businesses. We have provided such consulting services to two companies so far.

Since we began in October 2013 till June 2014 when our original form S-1 we filed with the Security and Exchange Commission (SEC) to raise funds got effective, our operations have been limited to our organizational activities, early stage implementation of our business plan and focusing on filing the S-1 and related documents with the Security and Exchange Commission. Since June 2014 to-date we have been filing various applications and documents with various States of the USA and Post Effective Amendments with the Security and Exchange Commission. Also we have spent considerable time installing internal control and administrative procedures for our company, installing and learning software to edgarize, XBRL and filing the quarterly and annual financial statements with the SEC. In addition, we have spent considerable time seeking out businesses we can either buy 100% or the majority ownership to begin our operations. As of December 31, 2015, we have not been able to invoice any clients to receive any cash for such consulting work but we hope to begin invoking and collecting for such services in the future.

NGFC Limited Partnership

NGFC Limited Partnership located at 7135 Collins Ave, Miami Beach, FL 33141, in April of 2015, made an offering to raise a maximum of $1,000,000 pursuant to the private transaction exemption in Securities and Exchange Commission (“SEC”) Regulation D, Rule 506 giving the investors the option to convert 100% of their capital to shares of NGFC at $0.30 cents per share with that conversion feature expiring on March 31, 2017. The Partnership raised $535,350 from 14 limited Partners and has closed that offering.

On May 20, 2016 as illustrated on the Form 8k we filed with the SEC, the Board of Directors decided to spin off NGLP as an independent partnership with NGFC no longer acting as the General Partner of the Partnership because if the investment by NGLP in public company stocks to be more than 40% of the total assets, that may require us to register NGFC under the Investment Company Act of 1940, that we would like to avoid since the purpose of NGFC is to acquire companies to operate through subsidiaries and not be a passive investor while it is more practical for NGLP to make a better return on the money NGLP is holding in any alternative investments while NGLP  still consider acquiring land and building that house operating gasoline stations to rent to Energy and Retail division of NGFC to get a fixed return on their money. However, the option the current Limited Partners of NGLP as of May 20, 2016, have to convert 100% of their capital to NGFC shares by March 31, 2017 will stay effective even after this spin-off.

Emerging Growth Company

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. As an emerging growth company, we are exempt from certain financial disclosure and governance requirements for up to five years as defined in the Jumpstart Our Business Startups Act (“the JOBS Act”), that eases restrictions on the sale of securities; and increases the number of shareholders a company must have before becoming subject to the SEC’s reporting and disclosure rules. We shall continue to be deemed an emerging growth company until the earliest of:

(a)

the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(b)

the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

(c)	the date on which such issuer has, during the previous three-year period, issued more than $1,000,000,000 in non-convertible debt; or

(d)	the date on which such issuer is deemed to be a “large accelerated filer,” as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires the shareholder approval of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Our principal executive offices are located at 45 Almeria Avenue, Coral Gables, FL 33134, and our telephone number is 305-430-6103. Our fiscal year end is September 30.

RISK FACTORS

An investment in our Common Stock involves a significant degree of risk. You should not invest in our Common Stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our Common Stock.

Risks Related to this Offering

WE ARE DEPENDENT UPON THE PROCEEDS FROM VARIOUS OFFERINGS TO PROVIDE FUNDS TO DEVELOP OUR BUSINESS. THERE ARE NO ASSURANCES WE WILL RAISE SUFFICIENT CAPITAL TO ENABLE US TO CONTINUE TO DEVELOP OUR BUSINESS.

While this offering will give us capital to implement our immediate strategies we cannot guarantee prospective investors that we will ever generate any significant revenues or report profitable operations, or that our revenues will not decline in future periods.  Until we begin making enough cash flow from our operations we are dependent upon the proceeds from various offerings to provide funds for the development of our business. If we cannot raise sufficient funds, we will have significantly less funds available to us to implement our business strategy, and our ability to generate any revenues may be adversely affected. We do not have any firm commitments to provide capital and we anticipate that we will have certain difficulties raising capital given the development stage of our company, and the lack of a public market for our securities. Accordingly, we cannot assure you that additional working capital as needed will be available to us upon terms acceptable to us. If we do not raise funds as needed, our ability to continue to implement our business model is in jeopardy and we may never be able to achieve profitable operations. In that event, our ability to continue as a going concern is in jeopardy and you could lose all of your investment in our company.

WE HAVE ISSUED A PROMISSORY NOTE TO SOUTHRIDGE FOR $50,000 PLUS 7% INTEREST PER ANNUM THAT HAS TO BE PAID BACK DECEMBER 30, 2016.  WE PLAN TO PAY THIS NOTE WITH THE FUNDS WE HAVE CURRENTLY AND FROM THE FUTURE CASH FLOW FROM OUT VARIOUS DIVISIONS. HOWEVER IF WE DO NOT RAISE ADEQUATE CAPITAL FROM THIS OFFERING THAT PAYMENT PLUS OUR OVERHEAD EXPENSES COULD MAKE IT DIFFICULT FOR US TO CONTINUE OUR OPERATIONS AS WE CURRENTLY OPERATE.

With reference to this offering we have issued to Southridge a $50,000 promissory note at 7% interest per annum to be paid back on December 30, 2016. We believe we can request an extension to pay back this note although we have no such agreement as of now. We plan to pay this note with our current funds and from our future cash flows. However, we have to depend on the proceeds from this offering or any alternative funding—for which we have no agreements as of now—to continue with our operations. In the event we do not get enough capital from this offering we may have to cease operations since we will not have enough capital to carry on our operations as we conduct them now.

OUR MANAGEMENT HAS FULL DISCRETION AS TO THE USE OF PROCEEDS FROM THIS OFFERING.

We anticipate that the net proceeds from this offering will be used the purposes set forth under “Use of Proceeds” appearing elsewhere in this prospectus. We reserve the right, however, to use the net proceeds from this offering for other purposes not presently contemplated which we deem to be in our best interests in order to address changed circumstances and opportunities. As a result of the foregoing, investors in the shares of Common Stock offered hereby will be entrusting their funds to our management, upon whose judgment and discretion the investors must depend.

THERE MAY BE NOT ENOUGH LIQUIDITY TO SELL THESE SHARES IN THE PUBLIC MARKET.

We began trading our stock under the stock symbol NGFF on November 25, 2015 in OTCPINK market and currently we are listed on OTCQB. Since we began trading, to the date of filing this prospectus, we had a total volume of 2,750 shares which is not adequate to sell any significant number of shares if you wish to sell a significant number of your shares that you may buy through this offering due to that lack of liquidity in our stock in the market. There is no assurance that a more liquid market for our shares would ever develop and if so you may stand to lose your total investment you make buying our stock.

SOUTHRIDGE WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE FOR OUR COMMON STOCK.

The common stock to be issued to Southridge pursuant to the Equity Purchase Agreement will be purchased at a 90% discount to the lowest closing “best bid” price (the closing bid price as reported by Bloomberg LP) of the common stock for any single trading day during the ten consecutive trading days immediately following the date of our notice to Southridge of our election to put shares pursuant to the Equity Purchase Agreement.  Southridge has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price.  If Southridge sells the shares, the price of our common stock could decrease.  If our stock price decreases, Southridge may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

Risks Related to Our Business

WE HAVE ELECTED THE OPT-IN RIGHT FOR EMERGING GROWTH COMPANIES THAT ALLOWS FOR EXEMPTIONS FROM CERTAIN REPORTING STANDARDS AND AS A RESULT, OUR FINANCIAL STATEMENTS MAY NOT BE COMPARABLE WITH OTHER COMPANIES IN OUR INDUSTRY THAT COMPLY WITH SUCH STANDARDS.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that currently comply with the new standards.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in the State of Florida in October 2013. We currently have no significant assets or financial resources. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

THE LIKELIHOOD OF OUR ABILITY TO OPERATE MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS THAT WE ENCOUNTER, SUCH AS OUR LACK OF BUSINESS AND LACK OF CAPITAL.

We were incorporated in Florida in October 2013. Our lack of business and lack of capital materially threaten our ability to operate. The likelihood of our ability to continue to operate must be considered in light of the problems, expenses, difficulties, complications and delays that we encounter, such as our lack of capital. Being a public company may provide us with the ability to raise money and finance our operations until and if our revenues increase but also being a public company increases our expenses due to the cost of maintaining a public company.

OUR ENERGY AND RETAIL DIVISION REQUIRE GOVERNMENT REGULATORY APPROVALS AND WILL HAVE TO ABIDE BY ENVIRONMENT REGULATIONS ENFORCED BY THE ENVIRONMENTAL PROTECTION AGENCY IN OPERATING OUR VEHICLE CONVERSION DIVISION, AND WE MAY FIND IT TOO COSTLY OR UNABLE TO GET SUCH CLEARANCE TO SUCCESSFULLY CONDUCT BUSINESS.

Our business plan anticipates that in the future, Company operating a division focused on converting vehicles that currently run on gasoline and diesel to run on NG. In the United States, the Environmental Protection Agency (“EPA”) has complex regulations that we have to abide by in order to conduct the vehicle conversion business. We may find these regulations to be prohibitively costly, possibly requiring us to charge our potential customers higher fees in order to be competitive and profitable. In the event that the EPA regulations are too costly or we do not receive EPA clearance to operate our planned vehicle conversion business, we will not be able to effectively carry out our business plan and our results of operations will be adversely affected.

THE SUCCESS OF OUR BUSINESS MODEL IS DEPENDENT UPON OUR ABILITY TO IDENTIFY LOCATIONS THAT WILL GENERATE SUBSTANTIAL NG VEHICLE TRAFFIC IN ORDER TO BUILD AND OPERATE NG SERVICE STATIONS PROFITABLY, EITHER DIRECTLY BY US OR THROUGH FRANCHISEES.

A significant piece of the Company’s business plan is to build and operate NG refueling and service stations to generate revenue. As vehicles in the United States that run on NG are limited, a significant market for our services may not develop as we anticipate. In the event that the NG automobile market does not develop in the United States or we are not able to identify suitable locations for our NG refueling and service stations, we will not be able to effectively carry out our business plan and our results of operations will be adversely affected.

OUR HEALTH CARE SUBSIDIARY ECI LATAM INC. HAS ONLY ONE MAJOR CLIENT AND HAS LIMITED OPERATING HISTORY WHICH MAKES IT HARDER TO PROJECT THE FUTURE OF OUR SUBSIDIARY.

We acquired ECI Latam Inc. (ECIL) in February of 2015. ECIL has been in business only since March 2014 and has a limited operating history. Also so far ECIL has had only one major client and ECIL only maintain medical equipment machinery being manufactured by Getinge Group, a major Swedish medical equipment manufacturer. These limitations make it difficult to project the future of our single operating subsidiary in our Healthcare Division.

WE MAY NEED ADDITIONAL FINANCING WHICH WE MAY NOT BE ABLE TO OBTAIN ON ACCEPTABLE TERMS. ADDITIONAL CAPITAL RAISING EFFORTS IN FUTURE PERIODS MAY BE DILUTIVE TO OUR THEN CURRENT SHAREHOLDERS OR RESULT IN INCREASED INTEREST EXPENSE IN FUTURE PERIODS.

We may be required to raise additional working capital in order to fully implement our business model. Our future capital requirements, however, depend on a number of factors, including our operations, our ability to grow revenues from other sources, our ability to manage the growth of our business and our ability to control our expenses. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of the shares of Common Stock. We cannot assure that we will be able to raise the working capital as needed in the future on terms acceptable to us, if at all. If we do not raise funds as needed, we will be unable to fully implement our business model, fund our ongoing operations or grow our company.

OUR MANAGEMENT MAY BE UNABLE TO IDENTIFY LOCATIONS TO BUILD A FUELING AND SERVICE STATION AND/OR EFFECTIVELY INTEGRATE OUR MANAGEMENT STYLE TO OUR FRANCHISEES AND THUS WE MAY BE UNABLE TO FULLY REALIZE THE ANTICIPATED BENEFITS OF SETTING UP FRANCHISES WHICH MAY AFFECT OUR GROWTH.

We are subject to various risks associated with our growth strategy, including the risk that we will be unable to identify suitable locations and franchise partners. Any future expansion plans will be subject to a number of challenges, including:

•	the diversion of management time and resources and the potential disruption of our ongoing business;

•	difficulties in maintaining uniform standards, controls, procedures and policies;

•	unexpected costs and time associated with upgrading both the internal accounting systems as well as educating each of their staffs as to the proper collection and recordation of financial data;

•	potential unknown liabilities associated with franchising operations the difficulty of retaining key alliances on attractive terms with partners and suppliers; and

•	the difficulty of retaining and recruiting key personnel and maintaining employee morale.

WE MAY ACQUIRE NG STATIONS ALREADY IN OPERATION IN EXCHANGE FOR STOCK OF OUR COMPANY, AND SUCH ACQUISITION EFFORTS IN FUTURE PERIODS MAY BE DILUTIVE TO OUR THEN CURRENT SHAREHOLDERS.

Our business model may result in the issuance of our securities to consummate certain acquisitions in the future. As a result, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our Common Stock. As our affiliates control a majority of the Company’s voting securities, we will generally not need to solicit our shareholders’ consent before entering into acquisition transactions. Our shareholders are dependent upon the judgment of our management in determining the number and characteristics of any securities issued as consideration in a potential acquisition.

WE ARE DEPENDENT ON CERTAIN KEY PERSONNEL AND THE LOSS OF THESE KEY PERSONNEL COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Our success is, to a certain extent, attributable to the management, sales and marketing and operational expertise of key personnel who will perform key functions in the operation of our business. The loss of one or more of these key employees could have a material adverse effect upon our business, financial condition and our results of operations could be adversely impacted.

IF THE PRICES OF CNG AND LNG DO NOT REMAIN SUFFICIENTLY BELOW THE PRICES OF GASOLINE AND DIESEL, POTENTIAL CUSTOMERS WILL HAVE LESS INCENTIVE TO PURCHASE NG VEHICLES, WHICH WOULD DECREASE DEMAND FOR CNG AND LNG AND REDUCE OUR POTENTIAL GROWTH.

NG vehicles cost more than comparable gasoline or diesel powered vehicles because of the components needed for a vehicle to use NG add to a vehicle’s base cost. If the prices of CNG and LNG do not remain sufficiently below the prices of gasoline or diesel, operators may be unable to recover the additional costs of acquiring or converting to NG vehicles in a timely manner, and they may choose not to use NG vehicles. Our ability to offer CNG and LNG fuel to our customers at lower prices than gasoline and diesel depends in part on NG prices remaining lower, on an energy equivalent basis, than oil prices. If the price of oil, gasoline and diesel declines, it will make it more difficult for us to offer our customers discounted prices for CNG and LNG and maintain an acceptable margin on our sales. Recent and significant volatility in oil and gasoline prices demonstrate that it is difficult to predict future transportation fuel costs. In addition, any new regulations imposed on NG extraction, particularly on extraction of NG from shale formations, could increase the costs of gas production or make it more costly to produce NG, which could lead to substantial increases in the price of NG. Reduced prices for gasoline and diesel fuel may cause potential customers to delay or reject converting their fleets to run on NG. In that event, sales of NG fuel and vehicles would be slowed and our results of operations could be adversely impacted.

THE VOLATILITY OF NG PRICES COULD ADVERSELY IMPACT THE ADOPTION OF CNG AND LNG VEHICLE FUEL AND OUR BUSINESS.

In the recent past, the price of NG has been volatile, and this volatility may continue. Increased NG prices affect the cost to us of NG and will adversely impact our projected operating margins in cases where we have committed to sell NG at a fixed price without an effective futures contract in place that fully mitigates the price risk or where we otherwise cannot pass the increased costs on to our customers. In addition, higher NG prices may cause CNG and LNG to cost as much as or more than gasoline and diesel generally, which would adversely impact the adoption of CNG and LNG as a vehicle fuel and consequently our business.

OUR GROWTH IS INFLUENCED BY GOVERNMENT INCENTIVES AND MANDATES FOR CLEAN BURNING FUELS AND ALTERNATIVE FUEL VEHICLES. THE FAILURE TO PASS NEW LEGISLATION WITH INCENTIVE PROGRAMS MAY ADVERSELY AFFECT OUR BUSINESS.

The NG business is influenced by federal, state and local government tax credits, rebates, grants and similar incentives that promote the use of NG and renewable natural gas (RNG) as a vehicle fuel, as well as bylaws, rules and regulations that require reductions in carbon emissions. The absence of these programs and incentives could have a detrimental effect on the NG vehicle and fueling industry, and as a result our projected revenue and related financial performance may be adversely affected.

OUR GROWTH DEPENDS IN PART ON ENVIRONMENTAL REGULATIONS AND PROGRAMS MANDATING THE USE OF CLEANER BURNING FUELS, AND MODIFICATION OR REPEAL OF THESE REGULATIONS MAY ADVERSELY IMPACT OUR BUSINESS.

Our business depends in part on environmental regulations and programs that promote or mandate the use of cleaner burning fuels, including NG and RNG for vehicles. Industry participants with a vested interest in gasoline and diesel, many of which have substantially greater resources than we do, invest significant time and money in an effort to influence environmental regulations in ways that delay or repeal requirements for cleaner vehicle emissions. Further, economic difficulties may result in the delay, amendment or waiver of environmental regulations due to the perception that they impose increased costs on the transportation industry that cannot be absorbed in a challenging economy. The delay, repeal or modification of federal or state regulations or programs that encourage the use of cleaner vehicles could also have a detrimental effect on NG vehicle industry, which, in turn, could slow our growth and adversely affect our business.

WE FACE INCREASING COMPETITION FROM OIL AND GAS COMPANIES, FUEL PROVIDERS, REFUSE COMPANIES, INDUSTRIAL GAS COMPANIES, NG UTILITIES AND OTHER ORGANIZATIONS THAT HAVE FAR GREATER RESOURCES AND BRAND AWARENESS THAN US.

A significant number of established businesses, including oil and gas companies, refuse collectors, NG utilities and their affiliates, industrial gas companies, station owners, fuel providers and other organizations have entered or are planning to enter the NG fuels market. Many of these current and potential competitors have substantially greater financial, marketing, research and other resources than we have. If we are not able to successfully compete with these entities our business, financial condition and our results of operations will be materially adversely affected.

IF THERE ARE ADVANCES IN OTHER ALTERNATIVE VEHICLE FUELS OR TECHNOLOGIES, OR IF THERE ARE IMPROVEMENTS IN GASOLINE, DIESEL OR HYBRID ENGINES, DEMAND FOR NG VEHICLES MAY DECLINE AND OUR BUSINESS MAY SUFFER.

Technological advances in the production, delivery and use of alternative fuels that are, or are perceived to be, cleaner, more cost-effective or more readily available than CNG, LNG or RNG, have the potential to slow adoption of NG vehicles. Advances in gasoline and diesel engine technology, especially hybrids, may offer a cleaner, more cost-effective option and make fleet customers less likely to convert their fleets to NG. Technological advances related to ethanol or biodiesel, which are increasingly used as an additive to, or substitute for, gasoline and diesel fuel, may slow the need to diversify fuels and affect the growth of the NG vehicle market. Use of electric heavy duty trucks or the perception that electric heavy duty trucks may soon be widely available and provide satisfactory performance in heavy duty applications may reduce demand for heavy duty LNG trucks. In addition, hydrogen and other alternative fuels in experimental or developmental stages may eventually offer a cleaner, more cost-effective alternative to gasoline and diesel than NG. Advances in technology that slow the growth of or conversion to NG vehicles, or which otherwise reduce demand for NG as a vehicle fuel, will have an adverse effect on our business. Failure of NG vehicle technology to advance at a sufficient pace may also limit its adoption and our ability to compete with other businesses providing alternative fuels and alternative fuel vehicles.

OUR ABILITY TO OBTAIN LNG IS CONSTRAINED BY FRAGMENTED AND LIMITED PRODUCTION AND INCREASING COMPETITION FOR LNG SUPPLY. IF WE ARE REQUIRED TO SUPPLY LNG FROM DISTANT LOCATIONS AND CANNOT PASS THESE COSTS THROUGH TO OUR CUSTOMERS, OUR PROJECTED OPERATING MARGINS WILL DECREASE ON THOSE SALES DUE TO OUR INCREASED TRANSPORTATION COSTS.

Production of LNG is fragmented and limited. It may be difficult for us to obtain LNG without interruption and near our projected markets at competitive prices or at all. If we are unable to purchase enough of LNG to meet customer demand, we may be liable to our potential customers for penalties and lose customers. Competition for LNG supply is escalating. If we experience a LNG supply interruption or LNG demand exceeds available supply, or if we have difficulty entering or maintaining relationships with contract carriers to deliver LNG on our behalf, our ability to expand future LNG sales to new customers will be limited, our relationships with potential customers may be disrupted and our results of operations may be adversely affected. Furthermore, because transportation of LNG is relatively expensive, if we are required to supply LNG from distant locations and cannot pass these costs through to our customers, our projected operating margins will decrease on those sales due to our increased transportation costs.

APPROXIMATELY 14% OF COMPANY’S TOTAL ASSETS ARE IN PUBLICLY TRADED STOCKS AND ANY SUDDEN MARKET DOWNTURN THAT WOULD LAST A LONG TIME MAY MAKE IT HARDER FOR US TO LIQUIDATE SOME OR ALL OF OUR MARKETABLE SECURITIES CAUSING US SEVERE LOSSES FROM THE SALE OF SUCH STOCKS CAUSING US EVEN FURTHER FINANCIAL HARDSHIP AND EVEN TERMINATE OUR OPERATIONS, UNLESS WE RAISE ANY MONEY FROM THIS OFFERING TO WEATHER SUCH AN EVENTUALITY.

We have brokerage accounts with Interactive Brokers LLC to invest a portion of our excess cash in dividend paying stocks while hedging them with options. I. Andrew Weeraratne, the Company’s Chief Executive Officer, manages the account. As of March 31, 2016, amount invested in stock was about 14% of the value of the Company’s total assets. Any sudden market crash that would be prolonged would cause us to liquidate those securities at whatever the market price at the time to maintain adequate cash to carry on with our operations unless we raise adequate funds to cover our current expenses.

Risks Related to Our Common Stock

OUR MAJORITY STOCKHOLDER OWNS 4,000,000 SHARES OF OUR CLASS A COMMON STOCK AND 7,000,000 SHARES OF OUR CLASS B COMMON STOCK. BECAUSE OF THE VOTING PREFERENCE GRANTED TO HOLDERS OF SERIES B COMMON STOCK, THE MAJORITY SHAREHOLDER CURRENTLY HOLDS VOTING RIGHTS EQUAL TO HOLDING 74,000,000 SHARES OF CLASS A COMMON STOCK, WHICH REPRESENTS APPROXIMATELY 85% OF THE CURRENT OUTSTANDING VOTING STOCK OF THE COMPANY. THE MAJORITY SHAREHOLDER’S INTERESTS MAY DIFFER FROM YOURS AND HE WILL BE ABLE TO EXERT SIGNIFICANT INFLUENCE OVER OUR CORPORATE DECISIONS, INCLUDING A CHANGE OF CONTROL.

As of filing date of this prospectus, Mr. I. Andrew Weeraratne, our Chief Executive Officer, held 4,000,000 shares of Common Stock and 7,000,000 shares of Class B common stock, which gives him voting rights equal to 84% shares of Common Stock because of the 10:1 voting preference granted to the series of Class B common stock. Assuming a full subscription of this offering for 7,500,000 shares of Common Stock, Mr. Weeraratne will control approximately 77 % of the Company’s outstanding voting stock. As a result, he will be able to influence or control matters requiring approval by our stockholders, including the election of directors and the approval of mergers, acquisitions or other extraordinary transactions. Mr. Weeraratne may have interests that differ from yours and may vote in a way with which you disagree and that may be adverse to your interests. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their stock as part of a sale of our company and may affect the potential market price of our stock. Conversely, this concentration may facilitate a change in control at a time when you and other investors may prefer not to sell.

OUR ARTICLES OF INCORPORATION PROVIDE SUPER VOTING RIGHTS AND OTHER PRIVILEGES TO OUR CLASS B SHAREHOLDERS INCLUDING A STIPULATION THAT CERTAIN ACTIONS BY THE COMPANY WON’T BE PERMITTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE HOLDERS OF AT LEAST A MAJORITY OF THE

VOTING POWER OF THE THEN OUTSTANDING CLASS B COMMON STOCK, PROVIDING CLASS B COMMON STOCK SHAREHOLDERS WITH SIGNIFICANT INFLUENCE OVER THE COMPANY’S OPERATIONS, WHICH MAY BE DETRIMENTAL TO THE OTHER SHAREHOLDERS AND POTENTIAL INVESTORS.

The Company’s Articles of Incorporation provide that so long as any shares of Class B common stock are outstanding, the Company may not take any of the following actions without the prior written consent of the holders of at least a majority of the voting power of the then outstanding Class B common stock:

•

sell, convey or otherwise dispose of or encumber all or substantially all of our assets, or merger with or consolidate with another corporation, other than our wholly-owned subsidiary, or effect any transaction or series of transactions in which more than 50% of the voting power of our company is transferred or disposed of;

•	alter or change any of the rights of the Class B common stock or increase or decrease the number of shares authorized;

•

authorize or obligate our company to authorize any other equity security or security which is convertible or exercisable into an equity security of our company which has rights, preferences or privileges which are superior to, on a parity with or similar to the Class B common stock;

•	redeem or repurchase any of our securities;

•	amend our articles of incorporation; or

•	change the authorized number of our board of directors.

This stipulation may discourage certain major investors from investing in our company and thus may have a negative effect on our results of operations.

THE OFFERING PRICE OF THE SHARES OF COMMON STOCK WAS BASED ON THE LAST PRICE IT WAS SOLD ON THE OTCPINK, WHERE THERE IS NO LIQUIDITY FOR OUR SHARES AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE COMMON STOCK. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

The offering price for the shares of Common Stock was based on the last price our stock was sold on  December 1, 2015. So far we have sold only 2,750 shares through  thus the offering price is not an indication of and is not based upon the actual value of the Company. The offering price bears no relationship to the book value, assets or earnings of the Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of a future market price of the Common Stock.

IF WE FAIL TO ESTABLISH AND MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL, WE MAY NOT BE ABLE TO REPORT OUR FINANCIAL RESULTS ACCURATELY OR TO PREVENT FRAUD. ANY INABILITY TO REPORT AND FILE OUR FINANCIAL RESULTS ACCURATELY AND TIMELY COULD HARM OUR REPUTATION AND ADVERSELY IMPACT THE TRADING PRICE OF OUR COMMON STOCK.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if in the past un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

A DTC “CHILL” ON THE ELECTRONIC CLEARING OF TRADES IN OUR SECURITIES IN THE FUTURE MAY AFFECT THE LIQUIDITY OF OUR STOCK AND OUR ABILITY TO RAISE CAPITAL.

Because our common stock is considered a “penny stock,” there is a risk that the Depository Trust Company (“DTC”) may place a “chill” on the electronic clearing of trades in our securities. This may lead some brokerage firms to be unwilling to accept certificates and/or electronic deposits of our stock and other securities and also some may not accept trades in our securities altogether. A future DTC chill would affect the liquidity of our securities and make it difficult to purchase or sell our securities in the open market. It may also have an adverse effect on our ability to raise capital because investors may be unable to easily resell our securities into the market. Our inability to raise capital on terms acceptable to us, if at all, could have a material and adverse effect on our business and operations.

OUR COMMON STOCK IS A “PENNY STOCK.” TRADING OF OUR COMMON STOCK MAY BE RESTRICTED BY THE SEC’S PENNY STOCK REGULATIONS, WHICH MAY LIMIT A STOCKHOLDER’S ABILITY TO BUY AND SELL OUR COMMON STOCK.

Our stock is a penny stock. The “SEC” has adopted Rule 15g-9, which generally defines “penny stock” to be any equity security that has a market price (as defined in Rule 15g-9) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000(excluding the value of a primary residence) or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our Common Stock.

WE DO NOT EXPECT TO PAY DIVIDENDS FOR SOME TIME, WHICH COULD RESULT IN NO RETURN ON YOUR INVESTMENT.

We have never declared or paid cash dividends on our common stock. We currently intend to retain our earnings, if any, to provide funds for the operation and expansion of our business and, therefore, do not anticipate declaring or paying cash dividends in the foreseeable future. Any payment of future dividends will be at the discretion of the Company’s board of directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends and other relevant factors of our operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Various statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived from utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including those discussed under “Risk Factors,” which could cause our actual results to differ from those projected in any forward-looking statements we make.

Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in “Risk Factors.” Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock offered by Southridge.  However, we will receive proceeds from the sale of our common stock to Southridge pursuant to the Equity Purchase Agreement.  The proceeds from our exercise of the Put Right pursuant to the Equity Purchase Agreement will be used for general administrative expense, to purchase any businesses that we believe would provide us positive cash flow to cover our minimum annual cash outflow needs as well as for accounting and audit fees.

DETERMINATION OF OFFERING PRICE

The price at which Southridge (“the Investor”) would buy our shares is established by the market price on the date the purchase price is calculated. Market price shall mean the lowest Closing Price on the Principal Market for any Trading Day during the Valuation Period, as reported by Bloomberg Finance L.P.  The purchase price to Southridge would be 90% of the Market Price on such date on which the Purchase Price is calculated. The Company has to deliver to Southridge a request for Southridge to buy a certain number of shares through the delivery of a put notice substantially in the form of Exhibit A filed as part of Equity Purchase Agreement filed with the SEC with on March 28, 2016. Such shares Southridge would buy through that put notice are called put shares.

Once a put notice is produced Southridge is obligated to buy the shares after the Valuation Period, which is the period of ten (10) Trading Days immediately following the Clearing Date associated with the applicable put notice during which the Purchase Price of the Common Stock is valued. However an event that is defined a Valuation Event occurs during any Valuation Period a new Valuation Period shall begin on the Trading Day immediately after the occurrence of such Valuation Event and end on the tenth (10th) Trading Day thereafter.  Investor shall notify the Company in writing of the occurrence of the Clearing Date associated with a put notice.  The Valuation Period shall begin the first Trading Day following such written notice from Investor.

"VALUATION EVENT" shall mean an event in which the Company at any time during a Valuation Period takes any of the following actions:

(a)

subdivides or combines the Common Stock;

(b)

pays a dividend in shares of Common Stock or makes any other distribution of shares of Common Stock, except for dividends paid with respect to any series of preferred stock authorized by the Company, whether existing now or in the future;

(c)

issues any options or other rights to subscribe for or purchase shares of Common Stock other than pursuant to this Agreement, and other than options or stock grants issued or issuable to directors, officers and employees pursuant to a stock option program, whereby the price per share for which shares of Common Stock may at any time thereafter be issuable pursuant to such options or other rights shall be less than the Closing Price in effect immediately prior to such issuance;

(d)

issues any securities convertible into or exchangeable for shares of Common Stock and the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the Closing Price  in effect immediately prior to such issuance;

(e)

issues shares of Common Stock otherwise than as provided in the foregoing subsections (a) through (d), at a price per share less, or for other consideration lower, than the Closing Price in effect immediately prior to such issuance, or without consideration; or

(f)

makes a distribution of its assets or evidences of indebtedness to the holders of Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (a) through (e).

Also the price at which Southridge will buy our shares will be dependent on a floor price which is defined as follows: In the event that, during a Valuation Period, the Closing Price on any Trading Day is less than seventy five percent (75%) of the average of the closing bid prices for the ten (10) trading days immediately preceding the date of the Company’s Put Notice (a “Low Bid Price”), for each such Trading Day, the parties shall have no right to sell and shall be under no obligation to purchase one tenth (1/10th) of the Investment Amount specified in the Put Notice, and the Investment Amount shall accordingly be deemed reduced by such amount, in the event that during a Valuation Period there exists a Low Bid Price for any three (3) Trading Days—not necessarily consecutive—then the balance of each party’s right and obligation to sell and  purchase the Investment Amount under such Put Notice shall terminate on such third Trading Day (“Termination Day”), and the Investment Amount shall be adjusted to include only one-tenth (1/10th) of the initial Investment Amount for each Trading Day during the Valuation Period prior to the Termination Day that the Bid Price equals or exceeds the Low Bid Price.

For example if NGFC makes its first put statement requesting $800,000 when the market price is $0.40 cents (selling 2,000,000 shares) and the average closing price had been for the 10 days preceding the put date has been $0.40 cents, then the floor price would be $0.30 cents. If the market price of our stock to go below $0.30 cents on the close of the 3rd day of the valuation period, then the investor is not obligated to buy 1/10th of the number of shares (or 200,000 shares) required to be bought on the 4th day of the 10 day period since the put notice date. If the 4th day closing is $0.32 cents then the Investor would buy 1/10th of the 2,000,000 shares (or 200,000 shares) at $0.32 cents less 10% discount (or at$0.29 cents) on the 5th trading day.  If on the 6th and the 7th date of the 10 day period if the price remains lower than the floor price of $0.30 cents then the Investor would buy only the 4/10th of the number of shares on the put notice or only 400,000 shares at the market prices above $0.30  cents per share (after 10% discount).  Those three days of price decline of our shares below the floor price has made that put notice eligible only to sell 4/10th of the shares that represented the first 3 days and the 5th day of the 10 days period. If we wish to sell more shares to the investor after this put sale notice, that will require us to produce a new put notice priced at average market price of preceding 10 days for the Investor to buy our shares.

TEN PERCENT LIMITATION. On each Closing Date, the number of Put Shares then to be purchased by Investor shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock then owned by Investor beneficially or deemed beneficially owned by Investor, would result in Investor owning more than 9.99% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder.

MATERIAL TERMS OF EQUITY PURCHASE AGREEMENT WITH SOUTHRIDGE

In addition to the above stated terms that described the Determination of the offering price following is a summary of the material terms of the Equity Purchase Agreement (EqPA) that we have with Southridge. Full agreement is filed as Exhibit 10.9 of S-1 we filed on March 28, 2016.

EqPA that we have signed with Southridge is a pivotal part of this prospectus since it is per that agreement we plan to sell 7,500,000 shares to receive $3 million (less the discount of 10%) to fund our future operations and any acquisitions. Commitment period of this equity line shall commence on the Effective Date of this prospectus and end on the earlier of (i) the date on which Investor shall have purchased Put Shares pursuant to this Agreement for an aggregate Purchase Price of the Maximum Commitment Amount of $3,000,000, or (ii) the date occurring twenty four (24) months from the date of commencement of the Commitment Period.

As a condition for the execution of this Agreement by Southridge, the Company has to pay to the Investor the principal amount equal to $50,000.00 on December 30, 2016 with 7% per annum interest. This obligation is described in the Promissory Note (the “Note”) we signed with Southridge on March 23, 2016 (filed as EX 10.11 with the SEC on March 28, 2016). The Note shall have no registration rights. This note has no conversion feature.

The Company does not get any funds by selling these shares to the public directly but get funds by selling these shares directly to Southridge. These shares seek registration so that Southridge could sell them to the public. The sale of our registered shares to Southridge is done by the Company issuing a put notice to Southridge substantially in the form of Exhibit A filed as part of Equity Purchase Agreement filed with the SEC with on March 28, 2016.

On the Put Date the Company has to deliver to Investor’s brokerage account estimated put shares equal to the Investment Amount indicated in the Put Notice divided by the Closing Price on the Trading Day immediately preceding the Put Date, multiplied by one hundred twenty five percent (125%) (the “Estimated Put Shares”).  On the Trading Date immediately following delivery of the Estimated Put Shares, Investor has to deliver payment by check or wire transfer to the Company an amount equal to the par value of the Estimated Put Shares (“Par Value Payment”).

So long as this Agreement remains in effect the Company, without the prior written consent of the Investor, cannot enter into any other equity line of credit agreement with a third party during the Commitment Period having terms and conditions substantially comparable to this Agreement. However, thus restriction does not apply to the Investor's consent for, any agreement providing for the issuance or distribution of (or the issuance or distribution of) any equity securities pursuant to any agreement or arrangement that is not commonly understood to be an "equity line of credit."

MATERIAL TERMS OF THE PROMISSORY NOTE TO SOUTHRIDGE

We have signed a promissory note for $50,000.00 (the “Note”) to be paid to Southridge (the “Holder”) on December 30, 2016 with 7% accrued interest per annum on the outstanding principal amount as part of the execution of our Equity Purchase Agreement. This Note has no registration rights or any conversion feature and will be an obligation of the Company. This note is governed by the laws of the State of New York.  In the event there is an “Event of Default” on this Note then at the option of the Holder’s discretion the Holder may consider this Note immediately due and payable within five (5) days of notice. In the event the Note is placed by Holder in the hands of an attorney for collection due to a default, the Company agrees to pay any costs the Holder incurs with reference to that.

Following are some of the events that may construe this Note to be in default:

a.

The Company default on the payment of principal and interest on this Note for a period of five (5) days; Or

b.

Any representation or warranties made by the Company in connection with the execution and delivery of this Note is false or misleading in any material respect the time made: Or

c.

The Company fail to perform or observe, in any material respect any other covenant, term, provision, condition, agreement or obligation on any note and such failure continue uncured for a period of thirty (30) days after written notice from Southridge of such failure: Or

d.

The Company admit in writing its inability to pay its debts generally as they mature, or make an assignment for the benefit of creditors or commence proceedings for its dissolution or apply for or consent to the appointment of a trustee, liquidator or receiver for substantial part of its property or business; Or

e.

Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency assume custody or control of the whole or any substantial portion of the properties or assets of the Company and not dismissed within sixty (60) days or thereafter; or

f.

Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law of the relief of debtors instituted by the Company; Or

g.

The Company have its Common Stock suspended or delisted from an exchange or over-the-counter market from trading for in excess of five trading days.

We have a copy of the complete Promissory Note filed as Exhibit 10.11 of S-1 we filed on March 28, 2016.

DILUTION

Under the Equity Purchase Agreement (“EqPA”), the purchase price of the shares to be sold to Southridge will be at a price equal to 90% of the Market Price of our common stock. The table below illustrates an issuance of shares of common stock to Southridge under the EqPA for a hypothetical draw down amount of $100,000 at an assumed Market Price of $0.40.

Draw Down Amount	Price to be paid by Southridge	Number of Shares to be issued
$100,000	$0.36	277,778

By comparison, if the Market Price of our common stock was $0.20, the number of shares that we would be required to issue in order to have the same draw down amount of $100,000 would be greater, as shown by the following table:

Draw Down Amount	Price to be paid by Southridge	Number of Shares to be issued
$100,000	$0.18	555,556

Accordingly, there would be dilution of an additional 277,778 shares issued due to the lower stock price of $0.20 per share. In effect, if we are interested in receiving a fixed funding amount, a lower price per share of our common stock means a higher number of shares to be issued to Southridge in order to receive that fixed funding amount, which equates to greater dilution of existing stockholders. The effect of this dilution may, in turn, cause the price of our common stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by Southridge, and because our existing stockholders may disagree with a decision to sell shares to Southridge at a time when our stock price is low, and may in response decide to sell additional numbers of shares, further decreasing our stock price.

The actual number of shares that will be issued to Southridge under the EqPA will depend upon the market price of our common stock at the time of our puts to Southridge.

Likelihood of Accessing the Full Amount of the EqPA

Notwithstanding that the EqPA is in an amount of $3,000,000, the likelihood that we would access the full $3,000,000 is low. This is due to several factors including the fact that the EqPA's share volume limitations will limit our use of the EqPA when the market price changes. We have determined to register in this registration statement a total of 7,500,000 shares, which represent less than one-third of our public float (after subtracting the holdings of insiders and controlling shareholders) in order to allow the greatest possible flexibility under the EqPA.  The amount of shares that might be utilized under the EqPA cannot be determined at this time as it will fluctuate with the market price of our stock and our financial requirements.

Following table illustrated the amount of money we will receive after our discount to Southridge in the event market price remains at .40 cents and if the market price decreased to .20 cents:

If the market price remains .40 cents per share
	No of shares	Price	Proceeds
Total Proceeds	7,500,000	0.4	3,000,000
Discount	7,500,000	0.04	300,000
Net proceeds	7,500,000	0.36	2,700,000

If the price goes down to .20 cents per share
Total Proceeds	7,500,000	0.2	1,500,000
Discount	7,500,000	0.02	150,000
Net proceeds	7,500,000	0.18	1,350,000

SELLING SECURITY HOLDERS

The following table details the name of each selling stockholder, the number of shares owned by Southridge Partners II, LP (“Southridge”) the sole selling stockholder, and the number of shares that may be offered by Southridge Partners II, LP is not a broker-dealer.  Southridge is deemed an underwriter and therefore this offering is also considered an indirect primary offering.  Southridge may sell up to 7,500,000 shares, which are issuable upon the exercise of our put right with Southridge.  Southridge will not assign its obligations under the equity line of credit.

Name	Total number of shares owned prior to offering	Percentage of shares owned prior to offering	Number of shares being offered	Percentage of shares owned after the offering assuming all of the shares are sold in the offering (1)

Southridge Partners II, LP (2)	0	0	7,500,000	0%

(1)

 The number assumes the Selling Security Holder sells all of its shares being offering pursuant to this prospectus.

(2)

  Stephen Hicks possesses voting power and investment power over shares which may be held by Southridge.

RELATIONSHIP BETWEEN THE ISSUER AND THE SELLING SECURITY HOLDER

The selling security holder and its affiliates have not at any time during the past three years acted as one of our employees, officers or directors or had a material relationship with us.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of 7,500,000 Shares of our common stock, par value $0.0001 per share, by the Selling Security Holder consisting of Put Shares that we will put to Southridge pursuant to the Equity Purchase Agreement.

The Selling Security Holder may, from time to time, sell any or all of its shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  The Selling Security Holders may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

•

through the writing of options on the shares;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

According to the terms of the Purchase Agreement, neither Southridge nor any affiliate of Southridge acting on its behalf or pursuant to any understanding with it will execute any short sales during the term of this offering.

The Selling Security Holder may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers.  Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.  Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk.  It is possible that a Selling Security Holder will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price.  The Selling Security Holder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Security Holders.  In addition, the Selling Security Holders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Security Holder.  The Selling Security Holder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.  Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the Selling Security Holder.

The Selling Security Holder acquired the securities offered hereby in the ordinary course of business and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the Selling Security Holder.  We will file a supplement to this prospectus if the Selling Security Holder enters into a material arrangement with a broker-dealer for sale of common stock being registered.  If the Selling Security Holder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our common stock and activities of the Selling Security Holder.  The Selling Security Holder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Southridge is an “underwriter” within the meaning of the Securities Act in connection with the sale of our common stock under the Equity Purchase Agreement.  For each share of common stock purchased under the Purchase Agreement, Southridge will pay 90% of the lowest Bid Prices during the Valuation Period. On each Closing Date, the number of Put Shares then to be purchased by Investor shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock then owned by Investor beneficially or deemed beneficially owned by Investor, would result in Investor owning more than 9.99% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section, in the event that the amount of Common Stock outstanding as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Put Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement, would own more than 9.99% of the Common Stock following such Closing Date.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents.  If any of these other expenses exists, we expect Southridge to pay these expenses.  We have agreed to indemnify Southridge and its controlling persons against certain liabilities, including liabilities under the Securities Act.  We estimate that the expenses of the offering to be borne by us will be approximately $23,000.  We will not receive any proceeds from the resale of any of the shares of our common stock by Southridge.  We may, however, receive proceeds from the sale of our common stock under the Purchase Agreement.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock.  These expenses are estimated to be $23,000 including, but not limited to, legal, accounting, printing and mailing fees.  The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 300,000,000 shares of capital stock, of which (i) 230,000,000 shares are Common Stock, $0.0001 par value per share; (ii) 60,000,000 shares are Class B common stock, par value $0.0001 per share; and (iii) 10,000,000 shares of blank-check preferred stock, $0.0001 par value per share.

Class A Common Stock

We are authorized to issue 230,000,000 shares of Common Stock. As of the filing date of this report, 25,092,674 shares of the Common Stock are issued and outstanding.

Each share of Common Stock shall have one (1) vote per share for all purposes. Our common stock does not provide a preemptive or conversion right and there are no redemption or sinking fund provisions or rights. Holders of our Common Stock are not entitled to cumulative voting for election of the Company’s board of directors.

The holders of our Common Stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.

Class B Common Stock

We are authorized to issue 60,000,000 shares of Class B common stock. As of the filing date of this report, 7,000,000 shares of Class B common stock are issued and outstanding.

Each share of Class B common stock shall entitle the holder to ten (10) votes for each one vote per share of the Common Stock, and with respect to that vote, shall be entitled to notice of any stockholders’ meeting in accordance with the Company’s bylaws, and shall be entitled to vote, together as a single class with the holders of Common Stock with respect to any question or matter upon which the holders of Common Stock have the right to vote. Class B common stock shall also entitle a holder to vote as a separate class as set forth in the Company’s bylaws.

The holders of our Class B common stock are entitled to dividends out of funds legally available when and as declared by our board of directors at the same rate per share as the Common Stock. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.

Each share of Class B common stock is convertible into one (1) share of Common Stock, subject to adjustment, at any time at the option of the holder.

All outstanding shares of Class B common stock are duly authorized, validly issued, fully paid and non-assessable. So long as any shares of Class B common stock are outstanding, we have agreed not to take the following actions without the prior written consent of the holders of at least a majority of the voting power of the then outstanding Class B common stock:

•

sell, convey or otherwise dispose of or encumber all or substantially all of our assets, or merger with or consolidate with another corporation, other than our wholly-owned subsidiary, or effect any transaction or series of transactions in which more than 50% of the voting power of our company is transferred or disposed of;

•	alter or change any of the rights of the Class B common stock or increase or decrease the number of shares authorized;

•

authorize or obligate our company to authorize any other equity security or security which is convertible or exercisable into an equity security of our company which has rights, preferences or privileges which are superior to, on a parity with or similar to the Class B common stock;

•	redeem or repurchase any of our securities;

•	amend our articles of incorporation; or

•	change the authorized number of our board of directors.

 Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share, in one or more classes or series within a class as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to other existing classes of capital stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control. Currently, no shares of our preferred stock have been designated any rights and we have no shares of preferred stock issued and outstanding.

Warrants

There are no outstanding warrants to purchase our securities.

Options

As the General Partner of NGFC Limited Partnership, we have given the option for Limited Partners of NGFC Limited Partnership to convert 100% of their contributed capital—regardless of any unrealized losses but adjusted by any withdrawals they have made—to shares of NGFC at 0.30 cents per share by March 31, 2017. Currently the total capital contributed is $535,350 and if all took the option to convert to shares of NGFC then that will amount to issuing 1,784,500 Class A common stock of NGFC.

As stated elsewhere in this prospectus we have spun off NGLP as an independent partnership as of May 20, 2016, with NGFC no longer acting as the General Partner in order for NGLP to make more aggressive investments in the public market while NGFC focus on operating businesses actively. However, the option the current Limited Partners of NGLP as of May 20, 2016, have to convert 100% of their capital to NGFC shares by March 31, 2017 will stay effective even after this spin-off.

Convertible Securities

We do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Transfer Agent and Registrar

Our transfer agent is VStock Transfer. They are located at 18 Lafayette Place, Woodmere, NY 11598. Their telephone number is (212) 828-8436 and their facsimile number is (646) 536-3179.

Section 15(g) of the Securities Exchange Act of 1934 – “Penny Stock” Disclosure

Our shares of Common Stock are “penny stock” covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated under the Exchange Act. They impose additional sales practice requirements on broker/dealers who sell securities to persons other than established customers and accredited investors, which are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rules may affect the ability of broker/dealers to sell our securities and also may affect your ability to resell your shares.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny stock. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to an understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealer’s duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and the Financial Industry Regulatory Authority’s toll-free telephone number and the central number of the North American Securities Administrators Association (NASAA), for information on the disciplinary history of broker/dealers and their associated persons. Rules 15g-1 through 15g-6 which apply to broker/dealers but not our company are summarized as follows:

•	Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules;

•	Rule 15g-2 declares unlawful broker/dealer transactions in penny stock unless the broker/dealer has first provided to the customer a standardized disclosure document;

•

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/
dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question

•

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction;

•

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under
Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person’s compensation; and

•	Rule 15g-6 requires broker/dealers selling penny stock to provide their customers with monthly account statements.

The application of the penny stock rules may affect your ability to resell your shares of Common Stock because many brokers are unwilling to buy, sell or trade penny stock as a result of the additional sales practices imposed upon them which are described in this section.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Our financial statements as of September 30, 2015, and for the period of inception (October 2, 2013) to September 30, 2014, included in this prospectus have been audited by MaloneBailey, LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing. Our financial statements as of December 31, 2015, and for the period of three months to December 31, 2015, included in this prospectus are unaudited and have been prepared by the management of the Company.

LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The validity of the securities offered by this prospectus will be passed upon for us by Clifford J Hunt Esq.  Mr. Hunt owns 45,000 shares of our common stock.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the Common Stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

This registration statement on Form S-1, including exhibits, is available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F. Street, N.E., Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

DESCRIPTION OF BUSINESS

Company Overview

The purpose of NGFC Equities Inc. is to conduct business as a holding company operating diversified businesses globally through operating subsidiaries.

Operating Strategy

Currently we have broken down our business to three divisions as follows:

Energy and Retail Division

Healthcare Division

Consulting Division

NGFC Limited Partnership

As disclosed on the 8K the Company filed with the Security and Exchange Commission on March 24, 2015, the Company set up NGFC Limited Partnership (“NGLP”, “the Partnership”) with the Company acting as the General Partner. One objective of the Partnership is to raise funds in the private market through any exempt offerings to acquire gasoline stations that the Partnership would lease back to the Company to earn a fixed return. The Partnership also will invest its funds in the financial markets. Partnership invests its excess capital in the stock market.

On May 20, 2016 as illustrated on the Form 8k we filed with the SEC, the Board of Directors decided to spin off NGLP as an independent partnership with NGFC no longer acting as the General Partner of the Partnership because if the investment by NGLP in public company stocks to be more than 40% of the total assets, then that may require us to register NGFC under the Investment Company Act of 1940, that we would like to avoid since the purpose of NGFC is to acquire companies to operate through subsidiaries and not be a passive investor while it is more practical for NGLP to make a better return on the money NGLP is holding in any alternative investments while NGLP  still consider acquiring land and building that house operating gasoline stations to rent to Energy and Retail division of NGFC to get a fixed return on their money.

ENERGY AND RETAIL DIVISION

Through our Energy and Retail Division, we have been conducting due diligence on several existing fueling stations in the Miami, Florida area which the Company believes are suitable acquisition targets. However, it remains the Company’s preference to purchase land and build an Operational Unit based on our own designs. With the proceeds in this offering, we plan to acquire land and building that houses a gasoline and diesel fuel station with a convenience store and collect rent if possible while our consulting division handles all accounting so as to keep an eye on the business (if it would be acceptable to the owners) that we eventually can put through an audit and acquire, while we raise additional money to build our Operational Units that we estimate to cost about $5,800,000 to build one Operational Unit. Currently we have no other commitments to get the funds to build our operational units and thus it may depend on us building a track record in owning a smaller gasoline and diesel fuel station that we would rent successfully and/or due to our exposure to potential investors by being in the business, for which there is no guarantee.

Our initial primary focus will be distributing gasoline and diesel fuel to customers once we build or purchase a fueling station, as we believe there are not enough NG driven vehicles in the market at this time to substantiate building only a NG station. We also plan to have liquefied natural gas (LNG) and compressed natural gas (CNG) available for NG driven vehicles as we think NG vehicles will be as common as gasoline-driven vehicles in the future. Therefore, we may acquire existing gasoline and diesel fueling stations and expand them to include NG fueling capabilities. In certain stations we plan to build (or acquire and expand), we may have gasoline and LNG only, in some stations we may have gasoline and CNG only and in other stations we may have the means to distribute gasoline, diesel, LNG and CNG. Such determination will be made based on different factors such as the demand for LNG and/or CNG in each location and easy access to LNG and CNG supplies. We believe that the NG business is poised to go through significant changes in the near future and we plan to operate an extensive research department dedicated to our company adopting relevant changes as the market evolves.

When we began we were planning to construct, own and operate factories to convert NG from its gaseous state to LNG (through a process of cooling NG) to be distributed to our own fueling stations and also to fueling stations owned by other independent owners and companies. However, due to the current decline of prices in energy, we do not believe it would be viable for us to continue with this strategy and thus we plan to hold off our plans on that.

Also when we began our business in late 2013, we were planning to operate a vehicle conversion business through a joint venture relationship with Shenzhen HJ Technology Company Ltd. (“HJT”), which is currently operating a series of factories converting vehicles to operate on LNG and CNG in the Peoples’ Republic of China (“PRC” or “China”), using its patented Gas Intelligent Electric Control System (GIECS) technology. Since then we have come across a few other conversion kits from other manufacturers and looked into using other conversion kits in our planned vehicle conversion division. However, due to current decline in price of gasoline, we feel the vehicle conversion business may no longer be profitable and thus plan to hold off on that strategy as well.

On May 18, 2015 we formed Vanguard Energy Inc. (VE) in San Clemente, California as 55% stockholder with an individual Michael Laub as 45% stockholder to conduct some of the business in our Energy and Retail Division through VE. Mr. Laub is the founder and Chief Executive Officer of CNG United LLC based in San Clemente, California that deals in training installation of engines for gasoline vehicles to run on Natural Gas as well as safety and maintenance of hybrid engines and vehicles.  On the 23rd of January 2016, the Board of Directors decided to discontinue the operation of VE, due to the same reasons we have mentioned elsewhere in this prospectus for holding off the vehicle conversion division, and have Mr. Laub who currently manages CNG United LLC work as a consultant for NGFC. The financial cost of setting up and discontinuing VE had been minimal to us due to the expertise of our staff in handling most administrative and filing obligations through our internal team.

The Market for Vehicle Fuels

According to the U.S. Department of Energy’s Energy Information Administration (“EIA”), in 2014, about 136.78 billion gallons (or 3.26 billion barrels) of gasoline were consumed in the United States, a daily average of about 374.74 million gallons (or 8.92 million barrels). This was about 4% less than the record high of about 142.35 billion gallons (or 3.39 billion barrels) consumed in 2007  (US department of Energy Information Administration (EIA)). Also according to EIA only 40% of the crude oil used by U.S. refineries is produced in the United States, the rest is imported from other countries. Additionally, according to the EIA, gasoline is the predominant fuel used by most passenger vehicles in the United States today. There are approximately 254 million vehicles that use gasoline, and on average each vehicle travels approximately 11,600 miles per year. Currently, there are about 162,000 fueling stations that provide refueling services for these consumers.

We believe that crude oil, gasoline and diesel fuel prices that are high relative to alternative fuel, combined with increasingly stringent federal, state and local air quality regulations, create a favorable market opportunity for alternative vehicle fuels in the United States. NG as an alternative fuel has been widely used for many years in other parts of the world such as in Europe and Latin America, based on the number of NG vehicles in operation in those regions. According to the Alternative Fuels Data Center of the U.S. Department of Energy’s Office of Energy Efficiency and Renewable Energy (the “OEE”), there are approximately 112,000 NG powered vehicles currently in the United States and approximately 14.8 million NG powered vehicles worldwide.

According to NGV America, website report in 2015, the station count in the USA has grown dramatically in the last three years, and there are now 1,591 CNG and 116 LNG natural gas stations operating in the U.S. While only a little more than half of these stations are “public access.” Investments are being made to upgrade older stations to increase capacity and improve the fueling experience. New stations are being built with an emphasis on creating a traditional fueling experience for the customer. According to corporate website of Cummins Westport Inc. (“Cummins”), a worldwide leader in the design, engineering and marketing of automotive natural gas engines for commercial transportation applications such as truck and buses, there are approximately 1,200 CNG fueling stations in the United States, compared to approximately 164,292 gasoline fueling stations in the United States as of 2007, according to the OEE’s website.

According to the EIA, in 1950, US residents used 5,766,542 million cubic feet (MMcF) of NG. In 2012, they used 25,533,448 MMcF of NG, almost 4.5 times more than the consumption level in 1950. EIA's forecast of U.S. total natural gas consumption averages 76.3 Bcf/day (Bcf/d) in 2015 and 76.8 Bcf/d in 2016, compared with 73.1 Bcf/d in 2014. EIA projects natural gas consumption in the power sector to increase by 16.8% in 2015 and then to decrease by 1.2% in 2016. Natural gas spot prices, which are expected to remain below $3/MMBtu through mid-2016, support high consumption of natural gas for electricity generation in 2015 and 2016. Industrial sector consumption of natural gas remains flat in 2015 and increases by 4.2% in 2016, as new industrial projects, particularly in the fertilizer and chemicals sectors, come online in the next few months. Natural gas consumption in the residential and commercial sectors is projected to decline in both 2015 and 2016, which largely reflects lower heating demand this winter compared with last winter.

We believe this trend of increase demand and usage will continue, as is consistent with historical data, as the United States remains the biggest NG producer in the world and NG remains as a much cheaper alternative to gasoline.

Natural Gas as an Alternative Fuel for Vehicles

According to the OEE, the number of gasoline stations in the United States has been declining since 1994, when there were over 200,000 stations nationwide. Apart from a one year increase in 2005, the numbers of stations continued to decline again with a loss of more than 3,000 stations from 2006 to 2007. We believe this is primarily the result of consolidation of the industry and the advent of alternative fuels and green initiatives.

We believe that NG is an attractive alternative to gasoline and diesel for vehicle fuel in the United States because it is cheaper, cleaner and safer than gasoline or diesel. In addition, almost all NG consumed in the United States and Canada is produced from U.S. and Canadian sources. According to the EIA’s projections, U.S. total NG consumption will grow from 24.4 trillion cubic feet in 2011, to 29.5 trillion cubic feet by 2040.

NG vehicles use internal combustion engines similar to those used in gasoline or diesel powered engines. A natural gas vehicle uses airtight storage cylinders to hold CNG or LNG, specially designed fuel lines to deliver NG to the engine. NG fuels have higher octane content than gasoline or diesel, and the acceleration and other performance characteristics of NG vehicles are similar to those of gasoline or diesel powered vehicles of the same weight and engine class. NG vehicles, whether they run on CNG or LNG, are refueled using a hose and nozzle that makes an airtight seal with the vehicle’s gas tank. For heavy-duty vehicles, NG versions operate more quietly than diesel powered vehicles.

Almost any current make or model passenger car, truck, bus or other vehicle is capable of being manufactured or modified to run on NG. However, in North America, only a limited number of models of NG vehicles are available. Honda offers a factory built NG passenger vehicle, a version of its Civic 4-door sedan called the GX. A limited number of other passenger vehicles and light-duty trucks are available through small volume manufacturers. These manufacturers offer current model vehicles made by others that they have been modified to use NG and which have been certified to meet federal and state emissions and safety standards. Some GM and Ford models are now certified, including the Ford Crown Victoria, Ford E Van and GM Savanna/Express Van. Modifications involve removing the gasoline storage and fuel delivery system and replacing it with high pressure fuel storage cylinders and fuel delivery lines.

Currently, heavy-duty NG vehicles are manufactured by traditional original equipment manufacturers. These manufacturers offer some of their standard model vehicles with NG engines and components, which they make or purchase from engine manufacturers. Cummins and Deere & Company (John Deere) manufacture NG engines for medium and heavy-duty fleet applications, including transit buses, refuse trucks, delivery trucks and street sweepers.

Sources of Revenue- Energy and Retail Division

With the proceeds of this offering we plan to buy land and building housing a small gasoline station and continue to let the current operators of the gasoline station operate it while we receive rental income until we are able to audit the business and then acquire that in the future provided we find the right structure to do this.  Once we get more capital (that there is no assurance) we plan to acquire more gasoline stations and also include NG bays as part of the business. We anticipate our primary source of revenue to be derived from gasoline and diesel fuel sales and sales from convenience stores in our self-constructed or acquired and expanded Operational Units. We then anticipate deriving our main source of revenue from NG fueling bays and vehicle conversion garages. In addition, we intend to also have our conversion garages do general automobile repair and maintenance in order to increase cash flow and revenues. To date, we have not constructed or acquired a fueling station.

Capital Requirements- Energy and Retail Division

We believe the funds we will get this from this offering to be enough for us to acquire land and building of a smaller gasoline station that we may begin to operate in the next few years in order take our first step into the business of operating retail gasoline stations and eventually use those locations to sell NG. To fulfill our long-term goals, we estimate that we will require approximately $3.8 million of capital to buy appropriate land and build a combined gasoline and NG fueling station and convenience store, and another $2 million to build the service station to convert vehicles to run on LNG and CNG. As discussed elsewhere in this offering, we plan to measure the profitability of the setting up conversion garages prior to setting them up. Although we do not believe the price of gasoline to stay as low as it is in the current market for too long, but if they stayed so, the market for NG vehicles may not increase in the foreseeable future and thus we may delay us setting up conversion garages.

We estimate the cost to acquire an established gasoline and diesel fueling station with a convenience store along with the land and expand the operation to add LNG and CNG fueling and vehicle conversion, to make it an “Operational Unit,” to be similar to the above stated cost. In the event that the Company enters into a long term lease for a fueling station and convenience store rather than purchase land, the Company anticipates that each such unit will cost approximately $1 to $2 million less due to us not having to buy land and building.

If our strategy is successful, we believe the Company will generate enough cash flow from our first fuel station to meet all or part of the cash flow needs of our corporate offices. However, we will likely have to raise additional funds to expand our planned operations through additional equity and debt offerings. There is no certainty that we will be successful in raising money from additional offerings even if we are successful with this offering.

Future Trends- Energy and Retail Division

Due to an anticipated increase in future supply of NG, we expect NG prices to stay below the prices of gasoline and diesel, making it more attractive for consumers to use NG powered vehicles. Further, because of the environmental benefits of NG, we anticipate global governments encouraging the use of NG as an alternative fuel through both direct and indirect subsidies in the form of tax credits and other methods to encourage the use of NG. We also expect the EPA to make the process of conversion of vehicles to NG to be less stringent in the future as the technology develops and the benefits of using NG becomes more apparent.

Environmental Conditions and NG Consumption

Due to tremendous decades of growth in emerging nations, the world is quickly becoming polluted. According to a study conducted by Cornell University, examining more than 120 published papers on the effects of population growth, malnutrition and various kinds of environmental degradation on human diseases, pollution has become the number one enemy of the population in many emerging nations, with air, water and soil pollution contributing to malnourishment, dieses and deaths to approximately 3.7 billion people.

According to the same study, air pollution from smoke and various chemicals kills three million people a year. Governments in emerging nations are now encouraging entrepreneurs to come up with ways to reduce carbon emissions and carbon footprints, often working even as venture capital partners through their state-owned investment funds. Such cooperation from the governments, we believe, may enable the Company to expand our planned operations to several emerging nations.

Business Opportunity- Energy and Retail Division

According to the EIA, NG represents 24% of the energy consumed in the USA. They project that the percentage of NG usage will increase to approximately 28% by 2020, and in the event the United States adopts Kyoto Protocol’s (an international agreement linked to the United Nations Framework Convention on Climate Change, which commits its parties by setting internationally binding emission reduction targets) requirements to reduce carbon by 7% from their 1990 levels by 2012, the EIA projects that in 2020 that usage percentage could be between 6-10% higher in the United States alone.

According to the EIA, these increases are projected because the emission of greenhouse gases is much lower with the consumption of NG relative to other fossil fuel consumption because of, among others, the following reasons:

•	NG, when burned, omits lower quantities of greenhouse gases and other pollutants;

•	NG is more easily fully combusted and NG contains fewer impurities than any other fossil fuel;

•	The amount of carbon dioxide produced for an equivalent amount of heat production is the least with NG as opposed to other fossil fuels;

•	NG cannot result in a toxic spill and thus has major advantages related to transportation; and

•	NG production costs are lower than alternative energy production.

The automotive industry could potentially take a giant step forward to reduce air-pollution and lower energy costs globally by using NG, and further, will provide the Company and companies like ours the opportunity to fulfill the potential growth in demand of NG.

Operating Strategy- Energy and Retail Division

The Company plans to construct, or acquire and expand, combined gasoline and NG fueling stations, and vehicle conversion factories and manage those stations through our in-house management team as part of our operating strategy as we begin our business. We plan to franchise some of our fueling stations along with vehicle conversion garages to qualified franchisees who we will train to manage those locations. We also plan to acquire existing gasoline stations that we plan to expand to include NG fueling bays and vehicle conversion garages. The Company has divided the planned structure of its operations into six divisions, as follows:

(1)	Self-constructed gasoline and CNG/LNG Fueling Stations;

(2)	Self-constructed Vehicle Conversion factories;

(3)	Franchised gasoline and CNG/LNG fueling stations;

(4)	Franchised vehicle conversion factories; and

(5)	Acquired fueling/service stations expanded to sell NG.

Government Regulation

In the United States, vehicle conversion is regulated by the EPA that adds to the cost of conversion process. We contacted a consulting firm who specialize in clearing EPA inspections and certifications for converted vehicles and conversion kits and plan to engage these entities to provide us those services. We will further pursue these discussions only if we decided to get back with our strategy to convert vehicles that will depend on the future trends in the NG business.

Why Natural Gas?

NG, in the most widely used sense, refers to the hydrocarbon-rich combustible gas stored in the deeper layer of Earth’s stratum, as opposed to oilfield-associated gas, of the NG family coexisting with petroleum. NG has transformed from organic matters hundreds of millions years ago. NG’s main component is methane and depending on the difference in the geological forming conditions, contains different amounts of low-carbon alkane like ethane, propane, butane, pentane, hexane and carbon dioxide, nitrogen, hydrogen sulfide. NG has been an important energy source, widely used in domestic and industrial areas.

NG in a gaseous state under atmospheric pressure will turn into CNG and to a liquid state when being cooled to make LNG. Compared with gaseous-state NG, CNG/LNG is more energy-concentrated and also can significantly reduce space and costs needed in storage and transportation. As a clean and efficient energy, LNG has been increasingly favored by many countries as a primary energy source.

According to the EIA, Global dry natural gas production increased between 110% between 1980 and 2010, from 53 trillion cubic feet (Tcf) in 1980 to 112 Tcf in 2010.

Many countries have realized CNG/LNG’s importance in diversifying energy sources and improving energy consumption structure, and according to EIA, the number of CNG/LNG fueling stations built in Japan, the United States, Korea and Europe are expanding rapidly. Multinational petroleum companies also have begun setting up CNG/LNG stations as part of their expansion strategy.

According to the EIA, NG is the world’s fastest-growing fuel, with consumption increasing from 113 trillion cubic feet (Tcf) in 2010, to 185 Tcf in 2040. NG continues to be favored as an environmental alternative compared with other hydrocarbon fuels. It is the fuel of choice by industries in part because of its lower carbon intensity compared with coal and oil. Consequently, it also has become the favored fuel by nations who are implementing policies to reduce greenhouse gas emissions. In addition the relative low cost and favorable heat rates for NG generation makes NG as an alternative fuel even more attractive for the user.

The EIA also estimates that, within in the United States, there are technically recoverable resources of 7,299 trillion cubic feet of world shale gas resources. More than half of the identified shale oil resources outside the United States are concentrated in four countries: Russia, China, Argentina and Libya; while more than half of the non-U.S. shale gas resources are concentrated in five countries: China, Argentina, Algeria, Canada and Mexico. The United States is ranked second after Russia for shale oil resources and fourth after Algeria for shale gas resources when compared with the 41 countries assessed (see Tables 1 & 2).

Table 1. Top 10 countries with technically recoverable shale oil resources

Rank	Country	Shale oil (billion barrels)
1	Russia	75
2	U.S.[1]	58	(48)
3	China	32
4	Argentina	27
5	Libya	26
6	Australia	18
7	Venezuela	13
8	Mexico	13
9	Pakistan	9
10	Canada	9
	World Total	345	(335)

1 EIA estimates used for ranking order. ARI estimates in parentheses.

Table 2. Top 10 countries with technically recoverable shale gas resources

Rank	Country	Shale gas (trillion cubic feet)
1	China	1,115
2	Argentina	802
3	Algeria	707
4	U.S.[1]	665	(1,161)
5	Canada	573
6	Mexico	545
7	Australia	437
8	South Africa	390
9	Russia	285
10	Brazil	245
	World Total	7,299	(7,795)

1 EIA estimates used for ranking order. ARI estimates in parentheses.

With the demand for NG increasing and with the supply of NG being abundant, the Company believes that the market for NG vehicles will rapidly expand in the near future.

Economic Factor—NG vs. Gasoline and Diesel

The following factors, according to Reuters, are driving up the demand for LNG vehicles:

•

Recent global discoveries of massive shale gas reserves (China is the largest reserve in the world), along with more innovative drilling techniques. However, more infrastructures are necessary to utilize the increased supply; and

•

China will embark on a bold strategy to encourage auto companies to manufacture at least 1.5 million NG-powered vehicles in the country by 2015. If this turns into reality, China could transform into the world’s largest market for NG automobiles. LNG vehicles can reduce carbon emissions, since it’s a cleaner and cheaper burning fuel.

The Benefits of Using Liquefied Natural Gas as a Diesel Alternative

•	Lower Fuel Cost: Conversion cost can be paid back over a short period (Truck conversion cost $10,000);

•	Lower Noise Levels: Much quieter than normal diesel engines; and

•	Lower Emissions: LNG has lower greenhouse gas and particulate emissions compared with diesel.

Governments of emerging nations, such as the Chinese government, are doing all it can to encourage entrepreneurs to come up with ways to reduce carbon emissions and carbon footprints, often working as venture capital partners through their state-owned investment funds. City governments in China have implemented policies to encourage the industrialization of CNG passenger cars, LNG heavy-duty trucks and engines, LPG engines and direct-injection LNG engines.

Since the central government began to implement NG policies in pilot cities across the country, China has developed a domestic industry for NG products.

The following are examples of benefits to retail consumer in the United States and in Japan, to using NG as opposed to gasoline. These are approximate comparisons as many variables, including the model of the vehicles being measured, are factored into these comparisons.

Illustrative Cost/Benefit of NG vs. Alternative Fuel Usage in USA

As published by the Los Angeles Times On Line Web in a 2011 article entitled “Natural Gas Powered Ford Taxis Start Rolling in Orange County,” Tim Conlon, the president and general manager of California Yellow Cab, pointed out that in Orange County, California, the per gallon equivalent of CNG is almost $2 less than the price of a gallon of traditional fuel. Mr. Conlon believed that such savings added to the increased infrastructure support, made it a clear choice for his company to go with the CNG-powered Transit Connect Taxis.

Illustrative Cost/Benefit of NG vs. Alternative Fuel Usage in Japan

In Japan, in February 2010, HANA Engineering, a Japanese company in the business of making conversion kits to convert petroleum based cars to run on NG, fitted a Honda Civic with proper engine parts to run on gasoline and then on LPG (Liquid Petroleum Gas) and on CNG and came up with the following findings:

They filled the gas tank with $100.00 worth of gasoline and drove the Honda Civic for an “X” number of miles and then ran the same distance using LPG and CNG. They reported that the same distance can be run for $40.00 with CNG. The same distance can be run with LPG for a cost of $70.42.

Comparing CNG with LPG, they discovered the distance $100 worth of LPG can run be run for $57.80 with CNG.

Safety Factor

LNG is safer than petrol or diesel since LNG combustion point is about 650 centigrade while about 260 degrees C for diesel and petrol.

Current and Trend in Future NG prices

Although China has the biggest NG reserves underground, due to lack of ability to exploit them to keep up with the unanticipated demand caused by recent market reforms, China has been importing NG from other nations mainly from North America and Australia where they have superior techniques to exploit their reserves. Once China begins to extract their own NG for domestic use, we believe, the NG prices may go down further in the global market.

Growth in NG as a Transportation Fuel

According to the Natural Gas Vehicles for America, NG as a transportation fuel has seen significant growth, including the following notable items:

•	Currently, transit vehicles (buses, taxis, airport shuttles) are the largest users of NG;

•	The fastest growing NG vehicle (NGV) segment is waste collection and transfer vehicles; and

•	NGV Global, the international NGV body, estimates there will be more than 50 million NG vehicles worldwide within the next ten years, or about 9% of the world transportation fleets.

Five-Year Growth Strategy- Energy and Retail Division

We will use part of the funds received to acquire land and building housing a gasoline service station to first collect rental income and then negotiate to buy the business. We plan to use that as our model and the base to market and expand our operation by constructing Operational Units to be financed by further equity and bond offerings (for which there is no assurance). Additional strategies include:

(1)	Aggressively look for potentially ideal locations to set up new fueling and service stations along with vehicle conversion garages throughout the United States;

(2)	Acquisition of exiting gas service stations to add CNG/LNG bays, offering a combination of both;

(3)	Generate revenue through franchising fees for CNG/LNG fueling/service stations;

(4)	Build conversion plants to convert NG to CNG/LNG, contiguous with CNG/LNG fueling/service stations (1 LNG conversion plant for 20 stations); and

(5)	Expand business model to emerging growth countries.

Tax Incentives and Government Grants

There are numerous U.S. federal and state government tax incentives, laws and regulations and programs and grants available to promote purchase and use of NG vehicles and sale of NG as alternative fuel. Incentives are typically available to offset the cost of acquiring NG vehicles or converting vehicles to use NG, constructing NG fueling stations and selling CNG or LNG.

Competition- Energy and Retail Division

The market for vehicular fuels is highly competitive. The biggest competition for CNG, LNG and other alternative fuels is gasoline and diesel fuel, the production, distribution and sale of which are dominated by large integrated oil companies. The vast majority of vehicles in the United States are powered by gasoline or diesel fuel. There is no assurance that we can compete effectively against other fuels, or that significant, more resourceful competitors will not enter the NG fuel market.

Within the United States, we believe the largest enterprises engaged in CNG sales are: (i) Trillium USA/Pinnacle CNG, a privately held provider of CNG fuel infrastructure and fueling services, which focuses primarily on transit fleets in California, Arizona and New York, and (ii) Hanover Compressor Company, a large publicly-traded international provider of NG compressors and related equipment, which focuses its CNG vehicle fuel business primarily on transit fleets in California, Maryland, Massachusetts and Washington D.C. These companies are significant competitors in the market for transit fleets.

Within the U.S. LNG market, one of the largest competitors is Earth Biofuels, Inc., a public company that distributes LNG in the western United States. Another major competitor, Clean Energy Fuels Corporation, is one of the biggest natural gas fuel station owners and operators in the United States. They own, operate or supply over 300 CNG and LNG fueling stations. In addition, potential entrants to the market for natural gas vehicle fuels include the large integrated oil companies, other retail gasoline marketers and natural gas utility companies. The integrated oil companies produce and sell crude oil and natural gas, and they refine crude oil into gasoline and diesel. They and other retail gasoline marketers own and franchise retail stations that sell gasoline and diesel fuel. In international markets integrated oil companies and other established fueling companies sell CNG at a number of their vehicle fueling stations that sell gasoline and diesel. Natural gas utility companies own and operate the local pipeline infrastructure that supplies natural gas to retail, commercial and industrial customers.

In addition, potential entrants to the market for NG vehicle fuels include the large integrated oil companies, other retail gasoline marketers and natural gas utility companies. The integrated oil companies produce and sell crude oil and NG, and they refine crude oil into gasoline and diesel fuels. They and other retail gasoline marketers own and franchise retail stations that sell gasoline and diesel fuel. In international markets, integrated oil companies and other established fueling companies sell CNG at a number of their vehicle fueling stations that sell gasoline and diesel. NG utility companies own and operate the local pipeline infrastructure that supplies NG to retail, commercial and industrial customers.

Our vehicle conversion business will face, significant competition, including from incumbent technologies, and in particular increased competition with respect to spark-ignited NG engine original equipment manufacturers in China and aftermarket kit providers in Europe. As the market for NG engine products continues to grow this competition may increase. New developments in technology may negatively affect the development or sale of some or all of our products or make our products uncompetitive or obsolete. Other companies, many of which have substantially greater customer bases, businesses and financial and other resources than us, are currently engaged in the development of products and technologies that are similar to, or may be competitive with, certain of our products and technologies.

Each of our target markets in vehicle conversion is currently serviced by existing manufacturers with existing customers and suppliers using proven and widely accepted technologies. Many existing manufacturers have or had NG engine programs and could develop new engines without our help or components, using more conventional technologies or technologies from competitive companies. Currently, Westport Innovations Inc. (“Westport”) is the leading manufacturer of low-emission engine and fuel system technologies utilizing gaseous fuels. Its technology and products enable light, medium, heavy-duty and high horsepower petroleum-based fuel engines to use primarily NG and alternative fuels. Westport’s technology and products enable light (less than 5.9 litre), medium (5.9 to 8.9 litre), heavy-duty (11 to 16 litre) and high-horsepower (greater than 16 litre) petroleum-based fuel engines to use primarily NG, giving users a cleaner and generally less expensive alternative fuel based on a more abundant natural resource. Through their partnerships and direct sales efforts, they sell a large number of NG and propane engines and fuel systems to customers in various nations. Westport also has strategic relationships with the world’s top four engine producers or has strategic relationships with the world’s top truck producers, as well as the world’s top automotive manufacturers. Westport may get into converting the used vehicles to run on NG using their superior technology and capital and may make the small start-up companies such as us competing to convert used vehicles to run on NG no longer profitable to operate.

It is possible that any of these current competitors, in any of our divisions of operation, and other competitors who may enter the market in the future, may create product and service offerings that will make it impossible for us to capture any market segment. Many of these companies have far greater financial and other resources and name recognition than us. Entry or expansion by these companies into the market segment we target for NG vehicle fuels and vehicle conversion may reduce our profit margins, limit our customer base and restrict our expansion opportunities.

Background on Clean Air Regulation

Federal Clean Air Act – The Federal Clean Air Act provides a comprehensive framework for air quality regulation in the United States. Many of the federal, state and local air pollution control programs regulating vehicles and stationary sources have their basis in Title I or Title II of the Federal Clean Air Act.

Title I of the Federal Clean Air Act charges the EPA with establishing uniform “National Ambient Air Quality Standards” for criteria air pollutants anticipated to endanger public health and welfare. States in turn have the primary responsibility under the Federal Clean Air Act for meeting these standards. If any area within a particular state fails to meet these standards for a criteria air pollutant, the state must develop an implementation plan and local agencies must develop air quality management plans for achieving these standards. Many state programs regulating stationary source emissions, vehicle pollution or mobile sources of pollution are developed as part of a state implementation plan. For mobile sources, two criteria pollutants in particular are of concern: ozone and particulate matter. As components of state implementation plans, individual states have also adopted diesel fuel standards intended to reduce nitric oxide and nitrogen dioxide (collectively, “NOx”)and particulate matter emissions. Texas and California, for example, have both adopted low-NOx diesel programs. Additionally, many state implementation plans and some quality management plans include vehicle fleet requirements specifying the use of low emission or alternative fuels in government vehicles.

Title II of the Federal Clean Air Act authorizes the EPA to establish emission standards for vehicles and engines. Diesel fueled heavy duty trucks and buses have recently accounted for substantial portions of NOx and particulate matter emissions from mobile sources, and diesel emissions have received significant attention from environmental groups and state agencies. Further, the 2007 Highway Rule seeks to limit emissions from diesel fueled trucks and buses on two fronts: new tailpipe standards requiring significantly reduced NOx and particulate matter emissions for new heavy duty diesel engines, and new standards requiring refiners to produce low sulfur diesel fuels that will enable more extensive use of advanced pollution control technologies on diesel engines.

The 2007 Highway Rule’s tailpipe standards apply to new diesel engines. Specifically, new particulate matter standards took effect in the model year 2007 and new NOx standards were phased in between 2007 and 2010. The rule’s fuel standards call for a shift by US refiners and importers from low sulfur diesel, with a sulfur content of 500 parts per million (ppm), to ultra-low sulfur diesel, with a sulfur content of 15 ppm. The rule, which effects a transition to ultra-low sulfur diesel, required refiners to begin producing ultra-low sulfur diesel fuels on June 1, 2006.

Although the majority of state air pollution control regulations are components of state implementation plans developed pursuant to Title I of the Federal Clean Air Act, states are not precluded from developing their own air pollution control programs under state law. For example, the California Air Resources Board and the South Coast Air Quality Management District have promulgated a series of airborne toxic control measures under California law, several of which are directed toward reducing emissions from diesel fueled engines.

Although the federal government has not adopted any laws that comprehensively regulate greenhouse gas emissions, the EPA is developing regulations that would regulate these pollutants under the Clean Air Act.

Government Regulation and Environmental Matters

Many aspects of our operations are subject to regulation under federal, state, local and foreign laws. If we were to violate any of these laws or if the laws or enforcement proceedings were to change, it could have a material adverse effect on our business, financial condition and results of operations. Certain regulations that significantly impact our operations are described below:

CNG and LNG stations – to construct a CNG or LNG fueling station, we must obtain a facility permit from the local fire department and either we or a third party contractor must be licensed as a general engineering contractor. The installation of each CNG and LNG fueling station must be in accordance with federal, state and local regulations pertaining to station design, environmental health, accidental release prevention, above-ground storage tanks, hazardous waste and hazardous materials. We are also required to register with certain state agencies as a retailer/wholesaler of CNG and LNG.

Transfer of LNG – Federal Safety Standards require each transfer of LNG to be conducted in accordance with specific written safety procedures. These procedures must be located at each place of transfer and must include provisions for personnel to be in constant attendance during all LNG transfer operations.

Plan for Distribution Methods of the Products and Services

We plan to begin with a smaller gasoline station with a convenience store that we wish to expand to include NG and also a garage to service vehicles that we may use to convert vehicles to run on NG if we see the trend towards consumers switching to NG. At the early stage we anticipate our revenue to come mostly from gasoline and retail sales. As we expand our Energy and Retail Division we may decide to expand synergistic services.

Healthcare Division

As part of our change in our strategy, adopted in February 2015, the Company acquired 55% of ECI-LATAM Inc. (“ECIL”). Began by an entrepreneur Goran Antic, ECIL was incorporated in the State of Florida on March 25, 2014 and is engaged in installation and performing maintenance and repairs of large medical equipment that deal in sterilization and disinfection. ECIL also sells spare parts, consumables and service contracts for medical establishments. As of now 100% of ECIL sales and services are performed outside the USA. Also 100% of the maintenance and repairs for the period of these financial statements have been done only for the medical equipment belonging to Getinge Group, a public company based in Sweden who manufactures and distributes their own large medical equipment.  Currently Mr. Antic is the sole employee of ECIL and acts as its Chief Executive Officer and Chairman of the Board.

In May 2015 ECIL set up an “Animal Health Division,” to manufacture, package, market and distribute globally, an infection healing cream made of natural products for dairy animals in joint venture with a group of people in Serbia who, according to them, use a homemade cream to treat dairy animal suffering from mastitis and udder edema.

In August 2015, this Animal Health Division was transferred to a separate corporation incorporated in the state of Florida entitled La Veles Inc. (“LVI”) with Mr. Antic acting as the Chief Executive Officer of La Veles Inc. However, after further discussions we have decided not to get involved with production of the infection-curing Cream but allow the group in Serbia to manufacture, package with our Company, most probably through ECI, focus only on distribution of such natural cream and also look to distribute similar natural creams being produced by other producers in the world.

In October 2015, we came across a group of scientists dealing in Cell Therapy for cancer who began discussions with us to join our holding company as a subsidiary. We attended an industry event (SITC 2015) and came across number of entities with huge promise, we believe we may be able to acquire once we have raised enough capital.  We believe this is a cutting edge industry with enough major investment bankers seeking to invest in the next break-through company and thus may create our stockholders good opportunities to increase their stock value.

The Market for our Installation and Maintenance of Medical Equipment

Most major manufacturers and vendors of major medical equipment install the equipment on their own. Some vendors continue to maintain and repair the equipment going forward and some outsource them.  Our subsidiary ECIL is one of the companies being outsourced the maintenance work by a major medical equipment manufacturer.  We have come across similar companies to ours that serve major vendors on various brands in a similar manner. We believe most such companies make about a million dollars and being operated by one or two skilled persons.

Sources of Revenue- Healthcare Division

Currently we make our revenue mostly from one customer in a Caribbean nation that uses medical equipment from the Swedish manufacturer Getinge Group.

Capital Requirements- Healthcare Division

Currently we collect all our invoices to install and maintain medical equipment in advance and thus do not need any additional capital for the operation of ECIL. However, to increase the market share of ECIL we have targeted acquisitions of similar companies that maintain medical equipment sold by other vendors such as Steris and Tuttnaur who are competitors of Getinge Group.  We believe we can acquire a smaller company similar to ECIL for about a million dollars to further expand ECIL operation through synergistic diversification.

Future Trends- Healthcare Division

As the baby boom generation is getting older we expect to have more hospitals and healthcare service to install the latest equipment and then require constant maintenance of those. We believe this trend will continue and that will generate enough business for ECIL.

Business Opportunity- Healthcare Division

We plan to widen our sales of accessories and consumables to customers who will hire us to maintain their equipment.

Operating Strategy- Healthcare Division

Our current strategy is to continue to work with our major customer, who pays us in advance for services that we provide and continue with our marketing to find more similar customers.

Five-Year Growth Strategy- Healthcare Division

We believe our healthcare division as it currently runs, is profitable but will not have the potential to grow significantly since most major medical equipment manufacturers have their own departments installing and maintaining their equipment.  We began talking with a few start-ups in Cell Therapy as cure for cancer to look as potential businesses to acquire although we have not made any constructive agreements with any of them. We also have met with a few other companies in the healthcare industry and in the next few years plan to aggressively look for businesses who may desire to operate under the structure of a public company to join us.

Competition-Healthcare Division

ECI-LATAM Inc. is the first subsidiary under our healthcare division. ECIL deals in maintaining large medical equipment that deals in sterilization and disinfection. ECIL also sells spare parts, consumables and service contracts for medical establishments. As of now 100% of ECIL sales and services are performed outside the USA. Also 100% of the maintenance and repairs for the period the financial statements reflect have been done only for the medical equipment belonging to Getinge Group, a public company based in Sweden who manufacture and distribute their own large medical equipment. Getinge Group faces major competition from other major manufacturers on similar medical equipment and if our limited clients chose to use any other machine than the Getinge equipment then we may lose the limited clients ECIL currently has.

We formed La Veles Inc., to manufacture, package and distribute naturally made products to treat dairy animal suffering from mastitis and udder edema in joint venture with a group in Serbia by setting up a factory in Serbia. As mentioned elsewhere in this report after further discussions we have decided not to get involved with production of the infection curing Cream but allow the group in Serbia to manufacture and package the Cream with our Company, most probably through ECI, focus only on distribution of such natural cream and also look to distribute similar natural creams being produced by other producers in the world. Due to this development La Veles Inc. will remain a non-operating company until we decided on any plans for La Veles Inc.

Government Regulation and Environmental Matters

Our healthcare subsidiary ECIL does all its work overseas and does work for other medical establishment and follow the guidelines of they provide to him depending on where he performs services.

Distribution Methods of the Products and Services

We have a major customer that uses medical equipment manufactured by Getinge Group that pays us regular fees to maintain their machines plus acquire accessories. Also we have other customers who regularly buy accessories from us. When they need our services they send us a purchase order and we collect our fees in advance before we place our orders and/or begin our services.

ECIL plans to distribute the infection healing cream that we have mentioned. We plan to investigate two different routes to market.

The first route to market is to pair with an existing animal health specialist, who already has other treatments in the market for Mastitis.  We believe that this would be the most cost effective route to market as the key relationships and distribution channels for existing antibiotic or alternative treatments will already be in place. The other way is to distribute through a currently established distributor. One of such distributors that we have already met with and discussed such an arrangement is Agrilac Dairy Technology, based in Miami, Florida.

So far we have not begun any distribution or we have any plans to begin distribution any time soon but if we did that, then in the future, we will further assess which distribution method is appropriate for each of the markets we target for the distribution of the infection healing cream.  At present, we believe that there is not a single distribution method that is fit for the purpose of entering all geographical markets that we would look to enter.  As of now ECIL does not have a formal agreement to distribute this cream with the creator of the Cream. We plan to sign a formal agreement prior to beginning any distribution of this Cream since thus far we have not signed any agreements with the manufacturer of the cream.

Consulting Division

Since our main strategy is to find businesses with significant upside to merge with or acquire to expand our operation, buying an existing business with an experienced management team in place, we believe, is the most practical strategy. However, due to our size we can afford to buy only small businesses and often these small businesses do not keep proper accounting to put themselves through an audit under the SEC guidelines set forth by Public Accounting Oversight Board (PCAOB). We discovered that often it would cost too much money for a small business to hire an outside service to prepare their records acceptable enough to be audited by a PCAOB certified CPA firm under the guidelines set forth by PCAOB, precluding us from acquiring such companies due to not being able to audit them. Since we began searching for management teams to join us we found it more practical to acquire a company along with the management team to join as a wholly owned or majority owned subsidiary of our Company. That strategy requires us to get them audited under PCAOB guidelines since a company is required to go through such an audit before a public company such as ours can acquire them. Hence, since we began, our management team, especially the CEO Andrew Weeraratne (who has extensive experience as a CPA, CFO and as a consultant), have been spending long hours going through and making needed adjustments to bring financial statements to be in accordance with accounting standards and writing accounting and procedures for a few companies that we have considered potential acquisitions targets. These actions have led us to set up our own consulting division, whereby we will invoice the businesses who would request us to help them get their records ready for PCAOB audits with us collecting such fees in cash or in the event we agree to acquire them by reducing the purchase price by the amount of unpaid consulting service fees.

Our Consulting Division will focus on identifying and organizing currently operating businesses to set up their accounting system to run them efficiently with the help of accurate and timely financial and management reports. We also plan to implement internal control procedures that will safeguard their assets and accounting procedures that will make their operation efficient and transparent that in turn will help them in the event they choose to get listed on the public market through joining us or on their own in the future. We also plan to write operating and internal control procedure manuals and disclosure check list manuals that will help small business owners to prepare for expansion as they find the needed capital to expand. We believe that these services will provide us cash flow and also introduce us to businesses we believe we may be able to acquire in exchange for cash and stock of our company. We believe our current management team has necessary experience to guide small businesses to overcome their problems and build successful businesses. We have provided such consulting services to two companies.

Since we began in October 2013 till June 2014 when our original form S-1 we filed with the Security and Exchange Commission (SEC) to raise funds got effective, our operations have been limited to our organizational activities, early stage implementation of our business plan and focusing on filing the S-1 and related documents with the Security and Exchange Commission. Since June 2014 to-date we have been filing various applications and documents with various States of the USA and Post Effective Amendments with the Security and Exchange Commission. Also we have spent considerable time installing internal control and administrative procedures for our company, installing and learning software to edgarize, XBRL and filing the quarterly and annual financial statements with the SEC. In addition, we have spent considerable time seeking out businesses we can either buy 100% or the majority ownership to begin our operations. As of December 31, 2015, we have not been able to find any clients that we could invoice to receive any cash for such consulting work but we hope to begin collecting for such services in the future.

NGFC Limited Partnership

NGFC Limited Partnership (NGLP) located at 7135 Collins Ave, Miami Beach, FL 33141, in April of 2015, made an offering to raise a maximum of $1,000,000 pursuant to the private transaction exemption in Securities and Exchange Commission (“SEC”) Regulation D, Rule 506 giving the investors the option to convert 100% of their capital to shares of NGFC at 0.30 cents per share with that conversion feature expiring on March 31, 2017. The Partnership as of the current date has raised $535,350 from 14 limited Partners and has closed this specific offering.

The main purpose of NGLP is to seek currently operating gas stations with convenience stores and garages to acquire and lease them to NGFC to operate and provide limited partners a fixed monthly payment through sharing the lease payments. However, until we raise enough funds to make such acquisitions, we will be investing some of its funds buying stocks, especially dividend paying stocks while hedging them to protect from any rapid downward swings.

Following is a summary of the terms of the Partnership Agreement:

•

The General Partner will not charge any management fee to manage the Partnership.

•

At the end of each calendar quarter the Partnership will calculate the Net Asset Value (NAV) and any excess of NAV will be distributed 70% to the Limited Partners and 30% to the General Partner.

•

Net Asset Value (NAV) of the Partnership means the Partnership's assets, at fair value(“marked to market”), less liabilities, including any accrued but unpaid expenses and reserves for certain circumstances. The “Net Asset Value per Interest” means the Net Asset Value of the Partnership divided by the number of Interests then outstanding. The term “marked to market” is an accounting term used to describe the adjustment of the valuation of a security or portfolio to reflect current market values. The Partnership will mark all positions, to market at the close of each quarterly trading period in order to calculate performance, taking into account both realized and unrealized profits and losses.

•

The Partnership will grant all Limited Partners the option to convert one hundred percent of the capital they have contributed to the Partnership to shares of the General Partner, NGFC Equities, Inc. at the strike price of thirty cents ($0.30 cents) per Share within one year of closing the private offering taking into consideration any rule of stock splits the Company may adopt.

•

Fiscal Year of the Partnership shall end on September 30th of each year (to coincide with the fiscal year of the General Partner), which fiscal year may be changed by the General Partner, in its sole and absolute discretion.

On May 20, 2016 as illustrated on the Form 8k we filed with the SEC, the Board of Directors decided to spin off NGLP as an independent partnership with NGFC no longer acting as the General Partner of the Partnership because if the investment by NGLP in public company stocks to be more than 40% of the total assets, then that may require us to register NGFC under the Investment Company Act of 1940, that we would like to avoid since the purpose of NGFC is to acquire companies to operate through subsidiaries and not be a passive investor while it is more practical for NGLP to make a better return on the money NGLP is holding in any alternative investments while NGLP  still consider acquiring land and building that house operating gasoline stations to rent to Energy and Retail division of NGFC to get a fixed return on their money. However, the option the current Limited Partners of NGLP as of May 20, 2016, have to convert 100% of their capital to NGFC shares by March 31, 2017 will stay effective even after this spin-off.

Employees

As of December 31, 2015, we have three full time employees. We plan to hire additional full time employees upon completion of this offering.

DESCRIPTION OF PROPERTY

Our executive offices is located at 45, Almeria Avenue, Coral Gables, FL 33134 (Telephone Number 305-430-6103) that we use mostly for company meetings and sharing other services with our lesser Lynx Management paying lease of $200.00 per month for the use of conference facility and answering our phone by a receptionist. Most of the daily tasks by the management are done from their personal residences using the digital media.

LEGAL PROCEEDINGS

We are currently not involved in litigation that we believe will have a materially adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our company’s or our company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision is expected to have a material adverse effect.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

(a) Market Information

We began trading out stock on the OTCPINK market under the stock symbol NGFF in November 2015.  As of the filing date of this prospectus our total stock that have traded have been 2,750 and as such it is a stock with low liquidity. There is no assurance that our shares of Common Stock will have enough liquidity any time in the future.

(b) Holders

As of December 31, 2015, the Company had 127 shareholders of its Common Stock.

(c) Dividends

We have never paid cash dividends on our Common Stock. Payment of dividends will be within the sole discretion of our board of directors and will depend, among other factors, upon our earnings, capital requirements and our operating and financial condition. In addition, under Florida law, we may declare and pay dividends on our Common Stock either out of our surplus, as defined in the relevant Florida statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If, however, the capital of our company, computed in accordance with the relevant Florida statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

(d) Securities authorized for issuance under equity compensation plans

Not applicable.

OTCQB  Listing

We began trading our stock on the OTCPINK starting November 2015 with the stock symbol NGFF. We got upgraded our listing to OTCQB on May 17, 2016. The OTCQB® Venture Market is for entrepreneurial and development stage U.S. and international companies. To be eligible, companies must be current in their reporting and undergo an annual verification and management certification process. These standards provide a strong baseline of transparency, as well as the technology and regulation to improve the information and trading experience for investors. Companies must meet a minimum $0.01 bid price test and may not be in bankruptcy.

SELECTED FINANCIAL DATA

The following summary financial data should be read in conjunction with the “Management’s Discussion and Analysis of Financial Statements and Results of Operations” and the Financial Statements and Notes thereto, included elsewhere in this prospectus.

		from Inception
	Year Ended	October 2, 2013 to	Six Months Ended
	September 30,2015	September 30,2014	March 31,2016
			(Unaudited)
Statement of Operations
Revenues	$62,429	$-	$144,862
Cost of Revenues	$60,222	$-	$54,098
General and Administrative Expenses	$113,915	$29,547	$26,420
Total Operating Expenses	$407,093	$84,952	$121,042
Total Other Income	$(39,569)	$(3,978)	$10,358
Less attributable to Non Controlling Interest	$19,896	$-	$(24,820)
Net Income/(Loss)	$(424,559)	$(88,930)	$(44,740)

	As of	As of	As of
	September 31, 2015	September 31, 2014	March 31, 2016
			(Unaudited)
Balance Sheet Data
Cash & Cash Equivalent	$444,775	$82,819	$394,298
Marketable Securities	$195,461	$27,561	$242,801
Total Assets	$1,130,269	$110,380	$1,103,057
Total Liabilities	$68,094	$3,000	$4,784
Stockholders’ Equity	$1,062,175	$107,380	$1,098,273
Liabilities & SH Equity	$1,130,269	$110,380	$1,103,057

FINANCIAL STATEMENTS—See Statements at the end of this registration statement.

Following is the breakdown of Statement of Operations by Divisions:

Energy and Retail Division
		from Inception
	Year Ended	October 2, 2013 to	Six Months Ended
	September 30, 2015	September 30, 2014	March 31,2016
			(Unaudited)
Statement of Operations
Revenues	$-	$-	$4,393
Cost of Revenues	$-	$-	$-
General and Administrative Expenses	$106,253	$29,548	$17,195
Total Operating Expenses	$369,662	$84,952	$92,180
Total Other Income	$(21,011)	$(3,978)	$9,562
Less attributable to Non Controlling Interest	$19,896	$-	$(24,820)
Net Income/(Loss)	$(370,777)	$(88,930)	$(103,045)

Healthcare Division
	from Inception
	March 1, 2015 to	Six Months Ended
	September 30,2015	March 31,2016
		(Unaudited)
Statement of Operations
Revenues	$62,429	$140,469
Cost of Revenues	$60,222	$54,098
General and Administrative Expenses	$7,261	$8,425
Total Operating Expenses	$34,530	$28,062
Total Other Income	$-	$-
Less attributable to Non Controlling Interest	$-	$-
Net Income/(Loss)	$(32,323)	$58,309

NGFC Limited Partnership
	from Inception
	March 24, 2015 to	Six Months Ended
	September 30,2015	March 31,2016
		(Unaudited)
Statement of Operations
Revenues	$-	$-
Cost of Revenues	$-	$-
General and Administrative Expenses	$401	$800
Total Operating Expenses	$2,901	$800
Total Other Income	$(18,558)	$796
Less attributable to Non Controlling Interest	$-	$-
Net Income/(Loss)	$(21,459)	$(4)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL STATEMENTS

AND RESULTS OF OPERATIONS

THE FOLLOWING DISCUSSION OF OUR PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES TO THE FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT RELATE TO FUTURE EVENTS OR OUR FUTURE FINANCIAL PERFORMANCE. THESE STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE OUR ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE RISKS AND OTHER FACTORS INCLUDE, AMONG OTHERS, THOSE LISTED UNDER “FORWARD-LOOKING STATEMENTS” AND “RISK FACTORS” AND THOSE INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT.

Overview

We began our Company on October 2, 2013 and changed our name from Natural Gas Fueling and Conversion Inc. to NGFC Equities, Inc. on February 25, 2015. Since inception, the Company has been engaged in organizational efforts and obtaining initial financing. When we formed our company our focus was to (i) construct and/or purchase and manage a chain of combined gasoline, diesel and natural gas (NG) fueling and service stations (initially, in the Miami, FL area); (ii) construct conversion factories to convert NG to liquefied natural gas (LNG) and compressed natural gas (CNG); and (iii) construct conversion factories to retrofit vehicles currently using gasoline or diesel fuel to also run on NG in the United States and also to build a convenience store to serve our customers in each of our locations. We define each of such combined stations an “Operational Unit.”

At a Board of Directors meeting held on February 16, 2015, the Company chose to diversify its operations by adding two additional divisions to its original business strategy to set up three divisions as follows:

1.

Energy and Retail Division

2.

Healthcare Division

3.

Consulting Division

As we have indicated in the Schedule 14C Information that we filed with the Security and Exchange Commission on January 26, 2015, we received our stockholder approval to change the name of our Company from “Natural Gas Fueling and Conversion Inc.” to “NGFC Equities Inc.” to better reflect our strategy of diversification.

As mentioned above, when we began we were planning to construct, own and operate factories to convert NG from its gaseous state to LNG (through a process of cooling NG) to be distributed to our own fueling stations and also to fueling stations owned by other independent owners and companies. However, due to the current decline of prices in energy, we do not believe it would be viable for us to continue with this strategy and thus we plan to hold off our plans on that.

Also when we began our business in late 2013, we were planning to operate a vehicle conversion business through a joint venture relationship with Shenzhen HJ Technology Company Ltd. (“HJT”), which is currently operating a series of factories converting vehicles to operate on LNG and CNG in the Peoples’ Republic of China (“PRC” or “China”), using its patented Gas Intelligent Electric Control System (GIECS) technology. Since then we have come across a few other conversion kits from other manufacturers and looked into using other conversion kits in our planned vehicle conversion division. However, due to current decline in price of gasoline, we feel the vehicle conversion business may no longer be profitable and thus plan to hold off on that strategy as well.

The reason for the change in our business strategy came about through many meetings we had with various business owners both in the energy and retail sectors (where our original focus was) and also in other business sectors. After we began our Company, we came across owners of various businesses with promising upside potential who showed an interest in joining us under the transparency of our public company platform with us providing administrative tasks with those business owners continuing to operate their business that lead to our diversification strategy to operate profitable businesses in industries other than the energy and retail industry, mostly through subsidiaries that will be managed by experienced operators with our company providing administrative assistance as the majority or 100% owner while continuing to focus on our original concept of setting up “Operating Units” in the energy sector as we get the funding to do so.

As part of this change in our strategy, the Company acquired 55% of ECI-LATAM INC. (“ECIL”) that was incorporated in the State of Florida on March 25, 2014 and is engaged in installation and performing maintenance and repairs of large medical equipment that deal in sterilization and disinfection. ECIL also sells spare parts, consumables and service contracts for medical establishments. As of now 100% of ECIL sales and services are performed outside the USA. Also 100% of the maintenance and repairs for the period of these financial statements have been done only for the medical equipment belonging to Getinge Group, a public company based in Sweden who manufacture and distribute their own large medical equipment.

In May 2015 ECIL set up an “Animal Health Division,” to manufacture, package, market and distribute globally, an infection healing cream for dairy animals. In August 2015, this Animal Health Division was transferred to a separate corporation incorporated in the state of Florida entitled La Veles Inc. (“LVI”) with NGFC owning 73% of LVI. La Veles was planning on setting up a factory in the Republic of Serbia to manufacture this cream with Mr. Antic, who is fluent in Serbian language, acting as the Chief Executive Officer of La Veles Inc. However, the activation of this strategy did not proceed smoothly and in order to save time and cost, the Board on January 23rd, 2016 decided to be involved only with distribution of this anti-infection cream and also let ECIL directly handle the work through ECIL and not get La Veles Inc. be involved with it. As of now ECIL does not have any formal agreement to distribute this Cream.  Currently LVI remains an inactive 100% owned subsidiary of NGFC. The cost of setting up LVI and making it inactive had been minimal to us due to the expertise of our staff in handling most administrative and filing obligations through our internal team.

In March 2015, we formed NGFC Limited Partnership (“NGLP” “the Partnership”) with NGFC Equities, Inc. as the General Partner. One of the purposes of the Partnership is to raise funds in the private market to acquire gasoline stations that the Partnership would lease back to the Company to generate a fixed return. The Partnership also will invest its funds buying shares of public companies with fundamental values. One of the unique features of the Partnership is an option the limited partners to the partnership will have to convert 100% of their contributed capital regardless of the balance of the capital account to shares of NGFC at a pre-agreed strike price within a pre-agreed period.

On May 18, 2015 we formed Vanguard Energy Inc. (VE) in San Clemente, California as 55% stockholder with an individual Michael Laub as 45% stockholder to conduct some of the business in our Energy and Retail Division through VE. Mr. Laub is the founder and Chief Executive Officer of CNG United LLC based in San Clemente, California that deals in training installation of engines for gasoline vehicles to run on Natural Gas as well as safety and maintenance of hybrid engines and vehicles.  On the 23rd of January 2016, the Board of Directors decided to discontinue the operation of VE, due to the same reasons of holding off the vehicle conversion division, and have Mr. Laub who currently manages CNG United LLC work as a consultant for NGFC. The financial cost of setting up and discontinuing VE had been minimal to us due to the expertise of our staff in handling most administrative and filing obligations through our internal team.

Plan of Operation

Below is a brief description of the activities which we have established to accomplish our short term and long term goals:

Energy and Retail Division

•

Located several existing gasoline stations with convenience stores in Miami, Florida as our potential acquisition targets after conducting due diligence and required audits.

•

Located manufacturers of mobile Natural Gas fueling stations that we believe could be economically installed in the gasoline stations that we will acquire to add NG distribution.

•

Engaged a business broker to seek out additional gasoline stations with convenience stores and garages for us to acquire.

•

Consulted with a few manufacturing firm in the industry to build our own gasoline and natural gas fuel stations along with convenience stores and a garage to convert vehicles to run on natural gas that we called an “Operational Unit.”

•

Met with overseas investors and management teams to duplicate our business model into a few nations in joint venture with local institutions.

•

Located two gasoline, diesel and propane distribution companies and began negotiations to acquire majority ownership of these companies with possible agreements to let them continue to manage these companies under our Company.

Healthcare Division

•

Seek to expand our subsidiary ECI-LATAM Inc. to do maintenance work for major equipment being sold by other major manufacturers of medical equipment rather than maintaining only the medical equipment of the Swedish manufacturer Getinge Group as we do now.

•

Meet with companies in the Cell Therapy to cure cancer to acquire as subsidiaries of our company for us to break into this new industry that we believe has huge upside potential.

NGLP Limited Partnership

•

Seek currently operating gasoline stations with convenience stores and garages to acquire and lease them to NGFC to operate and provide limited partners a fixed monthly payment through sharing the lease payments.

•

Raise more funds through exempt private offerings from limited partners and invest portion of the funds in fundamentally strong stocks and hedge with options and distribute any excess of capital (if any) above what is contributed to limited partners proportionately after the 30% distributed to General Partner NGFC.

•

Grant an option for limited partners to convert their capital to shares of NGFC at a pre agreed strike price.

On May 20, 2016 as illustrated on the Form 8k we filed with the SEC, the Board of Directors decided to spin off NGLP as an independent partnership with NGFC no longer acting as the General Partner of the Partnership because if the investment by NGLP in public company stocks to be more than 40% of the total assets, that may require us to register NGFC under the Investment Company Act of 1940, that we would like to avoid since the purpose of NGFC is to acquire companies to operate through subsidiaries and not be a passive investor while it is more practical for NGLP to make a better return on the money NGLP is holding in any alternative investments while NGLP  still consider acquiring land and building that house operating gasoline stations to rent to Energy and Retail division of NGFC to get a fixed return on their money. However, the option the current Limited Partners of NGLP as of May 20, 2016, have to convert 100% of their capital to NGFC shares by March 31, 2017 will stay effective even after this spin-off.

We expect that working capital requirements will continue to be funded through a combination of our existing funds and further issuances of securities. Our working capital requirements are expected to increase in line with our planned growth of our business.

Our existing working capital, we believe is adequate for us to continue with our operation for about 18 months and we believe this current offering to provide us more funds to implement some of our expansionary plans.  However, we may need to either borrow (for which there is no assurance), and raise funds from any future offerings (for which there is no assurance) facilitating us to acquire gasoline stations with convenience stores, and generate positive cash flow as we have forecasted. We believe it would cost us about $5.8 million to build one of our model Operational Units and that will require us to raise substantial capital.

We have financed operations to date through the proceeds of the private placement and through a direct public offering of equity. In connection with our business plan, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) developmental expenses associated with a start-up business and (ii) marketing expenses. We intend to finance these expenses with this current offering and further issuances of securities, and debt issuances. Thereafter, we expect we will need to raise additional capital and generate revenues to meet long-term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict our business operations.

Results of Operation

We have incurred recurring losses to date. Our financial statements do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation.

We expect we will require additional capital to meet our long term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

Our consolidated net loss for the fiscal year from October 1, 2014 to September 30, 2015 is $444,455. During the fiscal year ended September 30, 2015 we realized $17,274 in short term gains and hold $57,176 in unrealized capital losses of stock and option position and generated $333 in dividend revenue. During the fiscal year ending September 30, 2015 we had revenue of $62,429, cost of goods sold of $60,222 and a gross profit of $2,207 and incurred operating expenses of $407,093.

Breaking down by three divisions that we broke down our results of operations, the Energy and Retail and division did not make any revenue but incurred $370,777 of net loss for the fiscal year from October 1, 2014 to September 30, 2015.  The Healthcare division made $62,429 revenue for the same period and incurred a net loss of $32,323. NGFC Limited Partnership incurred $21,459 in net loss broken down by $10,266 in capital gains and $28,824 in unrealized capital losses. The Energy and Retail division made $7,008 in short term capital gains, with an unrealized capital loss of $28,352 and dividends of $333.

Our net loss for the fiscal year from inception (October 2, 2013) and ended September 30, 2014 was $88,930. During fiscal year September 30, 2014, we realized $3,281 in short term capital gains and hold $7,379 in unrealized capital losses of stock and option position and generated $120 in dividend revenue. During the fiscal year from inception (October 2, 2013) and ended September 30, 2014, we incurred operating expenses of $84,952.

For the fiscal year from inception (October 2, 2013) and ended September 30, 2014 we had only the Energy and Retail division in operations and we did not make any revenue but incurred $88,930 in net loss.

Our consolidated operations had operating revenues of $144,862 for the six months ended March 31, 2016 and had $13,200 operating revenue for the six months ended March 31, 2015. We have incurred net operating losses in the amount of $44,740 and $52,020 respectively for the same periods. From our inception to-date our activities have been primarily financed from the proceeds of a private offering the Company commenced in October 2013 and completed in November 2013 and our Direct Public Offering we began in February 2015 and closed on June 30, 2015.

For the six months ended March 31, 2016 and 2015, professional fees expenses were $17,225 and $14,700 respectively and the general and administrative expenses were $26,420 and $20,114 respectively. Officer compensation for the six months ended March 31, 2016 and 2015 were $31,637 and $15,000 respectively and consulting fees for the six months ended March 31, 2016 was $20,250 and there were no consulting fees for the six months ended March 31, 2015. Depreciation and amortization for six months ended March 31, 2016 and 2015 were $25,500 and $4,667 respectively. The increase in amortization for six months ended March 31, 2016 reflects the amortization of customer list we purchased with the acquisition of ECIL.

Breaking down by divisions, for the six months ended March 31, 2016, Energy and Retail division had $4,393 in revenue (in management fees) and had $103,045 in net loss. Healthcare division had $140,469 in revenue and $58,309 in net earnings. NGFC Limited Partnership had $4 in net losses broken down by $83,675 in capital gains, $574 in dividends and $83,453 in capital losses and $800 in professional fees. Energy and Retail division for the same period had $35,410 in capital gains, $535 in dividends and $23,833 in unrealized capital losses.

For the six months ended March 31, 2015 we had only the Energy and Retail division.

Liquidity and Capital Resources

As of September 30, 2015 our current assets were $644,392. Our current liabilities were $68,094. Stockholders’ equity was $521,707 as of September 30, 2015 and noncontrolling interest were $540,468. The weighted average number of shares outstanding was 22,137,706 for the period from October 1, 2014 to September 30, 2015.

As of September 30, 2014 our current assets were $110,380. Our current liabilities were $3,000. Stockholders’ equity was $107,380 as of September 30, 2014. The weighted average number of shares outstanding was 19,018,733 for the period from Inception (October 2, 2013) to September 30, 2014.

We believe our operational strategy which focuses on using low overhead costs will avail us to manage our current operational activities for approximately 18 to 24 months. During the next 12 months or until such time that we raise enough capital to begin building or purchase our Operational Units, we will be using our working capital to attend investors’ conferences and tradeshows, participating in road shows to meet with potential investors, traveling to meet with investors and paying professional fees needed to comply with SEC regulations. We believe our monthly burn rate to operate the parent company to be approximately between $4,000 and $5,000.

The consolidated Company had approximately $394,298 in cash on hand and $242,801 in marketable securities as of March 31, 2016. Out of our cash and Marketable securities, $532,186 belongs to NGFC Limited Partnership. We believe we can sustain our operations for approximately 18 to 24 months even if we do not raise additional funds within that period. ECIL had $34,969 cash on as of March 31, 2016. ECIL expects its salaries and overhead to be about $7,000 per month and expects to make enough monthly cash flow from maintenance work and sale of accessories to carry on its activities.

The Company will receive 30% of any capital gain NGFC Limited Partnership (NGLP) makes when the market value of stock and cash balance in NGLP exceeds the total contribution by partners. We believe in the next few months we will be in a position to receive such cash flow from NGLP but there is no assurance that NGLP will make capital gains and the Company will be able to receive 30% of such gains.

If we succeed in opening one or more Operational Units, we anticipate that fuel sales at such stations along with convenience store sales to generate sufficient cash flow to support our operations after the first 10 months.  However, this estimate is based on our assumption of raising enough capital to build or acquire one or more gasoline stations and then generating significant revenues from fuel and convenience store sales.  There can be no assurance that such sales levels will be achieved.  Therefore, we may require additional financing through loans and other arrangements, including the sale of additional equity.  There can be no assurance that such additional financing will be available, or if available, can be obtained on satisfactory terms.  To the extent that any such financing involves the sale of our equity securities, the interests of our then existing shareholders, including the investors in the currently registered offering, could be substantially diluted.  In the event that we do not have sufficient capital to support our operations we may have to curtail our operations.

Our officers will provide daily management of our company, including administration, financial management, production, marketing and sales.  We will also engage other employees and service organizations to provide services as the need arises.  These may include services such as computer systems, sales, marketing, advertising, public relations, cash management, accounting and administration.

As a public company, we will be subject to certain reporting and other compliance requirements of a publicly reporting company.  We will be subject to certain costs for such compliance which private companies may not choose to make.  We have identified such costs as being primarily for audits, legal services, filing expenses, financial and reporting controls and shareholder communications and estimate the cost to be approximately $30,000 annually if the activities of our Company remain somewhat the same for the next few months. We have included such costs in our monthly cash flow needs and expect to pay such costs from a combination of cash on hand and with some shares of our company and the proceeds of any future offering and cash generated by revenue from our planned Operating Units.

There can be no assurance that we will be able to successfully develop and open any combined gasoline and NG fueling service stations and vehicle retrofitting garages (when and if we were ready to do that), or otherwise implement any portion of our long term business strategy.  We believe that we can control the operating and general and administrative expenses of our operations to be within the cash available from our current offering and from the sales which we may make at any fueling service stations we open.  If our initial operations indicate that our business can establish and fulfill a demand for CNG and LNG fueling service stations and converting vehicles to run on NG on a basis which will lead to the establishment of a profitable business, we may seek additional sources of cash to grow the business.  We do not currently have any commitments from customers for the use of our proposed fueling service stations or for additional financing.

Other than the potential for the NG market to not develop in the future as the Company currently anticipates, the Company is not aware of any other known trends, demands, commitments, events or uncertainties that will have, or are reasonably likely to have, a material impact on the Company’s revenues or income from continuing operations.

The Company has generated only limited revenue through its healthcare subsidiary and has incurred losses since inception resulting in an accumulated deficit of $556,147 as of December 31, 2015 and $513,489 as of December 31, 2014 and further losses are anticipated in the development of its business.   Currently, we have no written or oral communication from stockholders, directors or any officers to provide us any forms of cash advances, loans or sources of liquidity to meet our working capital needs or long-term or short-term financial needs.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, purchase commitments and other contractual obligations. These transactions are recognized in our financial statements in accordance with generally accepted accounting principles in the United States.

The Board of Directors’ of the Company at a meeting held on March 10, 2015, approved to form NGFC Limited Partnership (“Partnership”), a Florida Limited Partnership effective as of March 24, 2015, and entered into an agreement for the Company to be the General Partner of the Partnership.  The Company filed a Form 8-K with the SEC disclosing the formation of the Partnership. The Partnership, located at 7135 Collins Ave No. 624, Miami Beach, FL 33141, had an offering up to one million dollars ($1,000,000) of its limited partnership interests (the “Interests”) only to 99 Limited Partners (“LP”) out of which 64 would be Accredited Investors (as defined under the Investment Act of 1940, as amended, and the rules and regulations thereunder) and to 35 sophisticated investors to invest a minimum of $50,000 each in the Partnership.  The Partnership intends to offer the Interests pursuant to the private transaction exemption in Securities and Exchange Commission (“SEC”) Regulation D, Rule 506.

Following is a summary of the terms of the Partnership Agreement:

o

The General Partner will not charge any management fee to manage the Partnership.

o

At the end of each calendar quarter the Partnership will calculate the Net Asset Value (NAV) and any excess of NAV will be distributed 70% to the Limited Partners and 30% to the General Partner.

o

Net Asset Value (NAV) of the Partnership means the Partnership's assets, at fair value (“marked to market”), less liabilities, including any accrued but unpaid expenses and reserves for certain circumstances. The “Net Asset Value per Interest” means the Net Asset Value of the Partnership divided by the number of Interests then outstanding. The term “marked to market” is an accounting term used to describe the adjustment of the valuation of a security or portfolio to reflect current market values. The Partnership will mark all positions, to market at the close of each quarterly trading period in order to calculate performance, taking into account both realized and unrealized profits and losses.

o

The Partnership will grant all Limited Partners the option to convert one hundred percent of the capital they have contributed to the Partnership to shares of the General Partner, NGFC Equities, Inc. at the strike price based on the market price of NGFC at the time ((currently at thirty cents ($0.30 cents)) per share within one year of closing a private offering.

o

Fiscal Year of the Partnership shall end on September 30th of each year (to coincide with the fiscal year of the General Partner), which fiscal year may be changed by the General Partner, in its sole and absolute discretion.

On May 20, 2016 as illustrated on the Form 8k we filed with the SEC, the Board of Directors decided to spin off NGLP as an independent partnership with NGFC no longer acting as the General Partner of the Partnership because if the investment by NGLP in public company stocks to be more than 40% of the total assets, then that may require us to register NGFC under the Investment Company Act of 1940, that we would like to avoid since the purpose of NGFC is to acquire companies to operate through subsidiaries and not be a passive investor while it is more practical for NGLP to make a better return on the money NGLP is holding in any alternative investments while NGLP  still consider acquiring land and building that house operating gasoline stations to rent to Energy and Retail division of NGFC to get a fixed return on their money. However, the option the current Limited Partners of NGLP as of May 20, 2016, have to convert 100% of their capital to NGFC shares by March 31, 2017 will stay effective even after this spin-off.

Critical Accounting Policies

The preparation of financial statements requires management to utilize estimates and make judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. These estimates are based on historical experience and on various other assumptions that management believes to be reasonable under the circumstances. The estimates are evaluated by management on an ongoing basis, and the results of these evaluations form a basis for making decisions about the carrying value of assets and liabilities that are not readily apparent from other sources. Although actual results may differ from these estimates under different assumptions or conditions, management believes that the estimates used in the preparation of our financial statements are reasonable. The critical accounting policies affecting our financial reporting are summarized in Note 2 to the financial statements included elsewhere in this report.

Recent Accounting Pronouncements

We determined that all other issued, but not yet effective accounting pronouncements are inapplicable or insignificant to us and once adopted are not expected to have a material impact on our financial position.

Anticipated Future Trends

Due to increase in future supply of NG, we expect NG prices to stay below the prices of gasoline and diesel in the future, making it more attractive for consumers to use NG powered vehicles. We also expect global governments to encourage using NG as an alternative fuel and continue to give both direct and indirect subsidies in the form of tax credits to encourage use of natural gas. We also expect the EPA to make the process of conversion of vehicles to NG to be less stringent as this technology develops further and as the benefits of using NG becomes more readily apparent.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals serve as our executive officers and members of our board of directors:

Name	Age	Positions

James C. New	70	Chairman of the Board of Directors

I. Andrew Weeraratne	65	Chief Executive Officer, Chief Financial Officer, Director

Eugene Nichols	69	President, Secretary, Treasurer, Director

Bo G. Engberg	68	Director

James C. New, age 70, Chairman of the Board of Directors

Mr. New has served as our Chairman of the Board of Directors since inception. Mr. New has over 20 years of experience in the healthcare industry, and is the retired Chairman of the Board of Directors of Aurora Diagnostics, LLC (“Aurora”), where he still serves as a director. Aurora was co-founded by Mr. New in July 2006 which grew to approximately $300 million during his tenure. He also served as Aurora’s Chief Executive Officer and President from 2006 until his retirement in September 2011. Prior to joining Aurora, Mr. New was a private investor from 2003 to 2006. He served as the President, Chief Executive Officer and Chairman of AmeriPath, an anatomic pathology laboratory company, from January 1996 through 2003. Prior to joining AmeriPath, Mr. New served as the President, Chief Executive Officer, and a director of RehabClinics, an outpatient rehabilitation company Mr. New had his bachelor’s degree in Allegheny College in 1967 and got an MBA from Gannon University in 1971.

I. Andrew Weeraratne, age 65, Chief Executive Officer, Chief Financial Officer, Director

Mr. Weeraratne has served as our Chief Executive Officer and member of our board of directors since inception and took over also the position of Chief Financial Officer as of August 6, 2014. Prior to joining the Company, Mr. Weeraratne served as the President on a part-time basis of four private investment companies, including Passerelle Corp. (since February 2000), Andwe One Limited Partnership (since September 2006), PAR Holding Partnership (since June 2011) and Scanflo Partnership (since April 2013). Mr. Weeraratne continues to devote efforts part-time to these entities. Mr. Weeraratne also served as Chief Financial Officer of China Direct, Inc. (NASDAQ: CDII) from February 2009 to May 2009. From August 2004 to December 2008, Mr. Weeraratne acted as a financial consultant working in a variety of industries including work with the Embassy of the United States of America in Iraq as a financial advisor to form an Iraqi Accounting Association to introduce International Accounting Standards to Iraq as part of a plan to privatize state-owned enterprises after the Iraq war. From December 1998 to February 2000, Mr. Weeraratne was the Chief Financial Officer of National Lampoon, Inc. (formerly known as J2 Communications), a provider of branded comedic content. Mr. Weeraratne has been a Florida licensed Certified Public Accountant since 1981, and has also served as a financial consultant to various global entities. He is also an author, and wrote a book entitled Uncommon Commonsense Steps to Super Wealth, where he illustrates how some people beginning with very little ended up in the list of richest people on earth by focusing only one out of four ways to make their wealth. Currently, Mr. Weeraratne devotes approximately 90% of his time to our business and affairs. Mr. Weeraratne is a Certified Public Accountant in the State of Florida.

Eugene Nichols, age 69, President, Secretary, Treasurer, Director

Mr. Nichols has served as our Vice President, Secretary, Treasurer and a director since inception and was a founder of the company. Mr. Nichols has over 30 years of sales, management and marketing experience with a Fortune 100 company. Since 1999, along with his wife Evelyn Nichols, he has owned and operated Informa Training Partners, a healthcare related sales training company located in

Walpole, Massachusetts. He began his professional career as a sales representative at Beecham Massengill in Bristol, Tennessee, where he was employed from 1972 to 1976. From May 1976 until October 2002, he was employed with Abbott Diagnostic holding various positions including sales executive, sales trainer, district manager and director advertising and communication. Mr. Nichols devotes approximately 90% of his time to our business and affairs. Mr. Nichols graduated with a bachelor’s degree in Business Administration from Auburn University in 1972.

Bo G. Engberg, age 68, Director

Mr. Engberg joined as a director of our company on October 12, 2013. He began his career in sales, in 1972, with Electrolux A.B. (NASDAX OMX, Stockholm), the leading manufacturer of household appliances in Sweden and then joined their international division in 1974. At that time Getinge A.B., which currently is the leading manufacturer of infection control equipment, was a division of Electrolux. In 1979, Mr. Engberg was recruited by Getinge group to focus on infection control equipment as a sales director. He continued as the Director of Sales of Getinge (currently the biggest medical and pharmaceutical company in Sweden, a public company listed on NASDAX OMX, Stockholm) for the next 41 years relocating to a few places in the world. Mr. Engberg retired in April of 2013. He is fluent in English, Spanish, Portuguese, French, German, Italian and Swedish. Mr. Engberg obtained a bachelor’s degree in Electrical Engineering from Zimmermanska Technical Institute in Vasteras, Sweden in 1970.

Kazuko Kusunoki, Vice President of Administration

Ms. Kazuko Kusunoki began her career as a freelance writer for magazines in Japan.  From October 1991 to May 1994 she worked for Subaru International Co. Ltd in Tokyo, Japan as a Translator, Editor and Coordinator. From June 1994 to February 1996 she worked as a freelance translator working on software manuals, automobile magazines and other technical documents. From March 1996 to October 2000 Kazuko worked for Fujitsu Learning Media Limited in Tokyo, Japan as Software Localization Project Manager and Coordinator. She moved to the USA in 2001 and from 2001 to the present time she has been working as a freelance translator for various major translation companies, especially translating content on websites, for clients such as Eurail, Akamai, Citigroup and MasterCard etc.  Kazuko has a BA in Commerce from Waseda University, Tokyo, Japan in March 1989 and got a certificate in Local Area Network support from UCLA Extension in California in June 2002. Kazuko’s responsibilities will include keeping a schedule of all the mandatory filings we have to with the SEC and tax authorities to assure they are done on time. Also she will be instrumental in doing our SEC filing using in-house software to edgarize and XBRL the process. She will also help us expand our operations in Japan by meeting with Japanese businesses that we have already begun negotiation to acquire. Kazuko Kusunoki is the wife of I. Andrew Weeraratne the CEO and CFO of NGFC Equities, Inc.

Director Qualifications

The following is a discussion for each director of the specific experience, qualifications, attributes or skills that our board of directors to conclude that the individual should be serving as a director of our company.

James C. New – Mr. New’s extensive career in leadership positions, his successful track record as a private, entrepreneur and board member were factors considered by the Board. Specifically, the Board viewed favorably his roles at Aurora Diagnostics, LLC, AmeriPath and RehabClinics, his experience in founding a successful company and three years as a private investor in reaching their conclusion.

I. Andrew Weeraratne – Mr. Weeraratne’ s experience as a chief financial officer for public companies in a variety of industries, together with his international experience were factors considered by the board of directors. Specifically, the board of directors viewed favorably his roles at China Direct, Inc., Passerelle Corp., National Lampoon, Inc., Business Resource Exchange, as a financial advisor working with the Embassy of the United States of America in Iraq, and as a CPA in private practice in reaching their conclusion.

Eugene Nichols – Mr. Nichols’s career as an entrepreneur and his involvement in various start-ups were factors considered by the board of directors. Specifically, the board of directors viewed favorably his roles at Communication Exchange Inc., Visa Exchange Inc., Foxfire Golf Course, Power Management Electrical Consultants and Informa Training Partners in reaching their conclusion.

Bo G. Engberg – Mr. Engberg’s long sales career with one major Swedish public company that is a leader in international market and his fluency in various languages and cultures were factors considered by the board of directors. Specifically, the board of directors viewed his leadership skills in rising through the ranks at Getinge group in reaching their conclusion.

In addition to each of the individual skills and background described above, the board of directors also concluded that each of these individuals will continue to provide knowledgeable advice to our other directors and to senior management on numerous issues facing our company and on the development and execution of our strategy.

We expect to expand our board of directors in the future to include additional independent directors. In adding additional members to our board of directors, we will consider each candidate’s independence, skills and expertise based on a variety of factors, including the person’s experience or background in management, finance, regulatory matters and corporate governance. Further, when identifying nominees to serve as director, we expect that our board of directors will seek to create a board of directors that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance.

Director Compensation

We have not established standard compensation arrangements for our directors and the compensation payable to each individual for their service on our Board will be determined from time to time by our board of directors based upon the amount of time expended by each of the directors on our behalf. Currently, executive officers of our company who are also members of the board of directors do not receive any compensation specifically for their services as directors.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our executive officers and any other persons performing similar functions. This Code provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, and full, fair, accurate, timely and understandable disclosure in reports we file with the SEC. A copy of our Code of Business Conduct and Ethics has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

Committees of our Board of Directors and the Role of our Board in Risk Oversight

Our board of directors has determined that the separation of the offices of chairman of the board and principal executive officers enhances board independence and oversight and facilitates the communication between senior management and the board of directors regarding risk oversight, which the board of directors believes strengthens its risk oversight activities. Moreover, the separation of the chairman of the board and principal executive officer will allow the principal executive officer to better focus on his responsibilities of running the company, enhancing shareholder value and expanding and strengthening our business while allowing the chairman of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Mr. Weeraratne serves as our Chief Executive Officer, which is our principal executive officer, and as one of the three members of our board of directors. Mr. Engberg is considered an independent director under the definition in the NYSE MKT Company Guide, but we do not have a “lead” independent director. The board of directors oversees our business affairs and monitors the performance of management. In accordance with our corporate governance principles, the board of directors does not involve itself in day-to-day operations. Our independent director keeps himself informed through discussions with our executive officers and by reading the reports and other materials that we may send him and by participating in board of directors meetings.

We have not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by board of directors as a whole. Because we only have one independent director, we believe that the establishment of these committees would be more form over substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our shareholders, including the minimum qualifications for director candidates, nor has our board of directors established a process for identifying and evaluating director nominees. Further, when identifying nominees to serve as director, while we do not have a policy regarding the consideration of diversity in selecting directors, however, at such time as we expand our board of directors, our board of directors will seek to create a board of directors that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our shareholders, including the procedures to be followed. Our board of directors has not considered or adopted any of these policies as we have never received a recommendation from any shareholder for any candidate to serve on our board of directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our shareholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our board of directors will participate in the consideration of director nominees. In considering a director nominee, it is likely that our board of directors will consider the professional and/or educational background of any nominee with a view towards how this person might bring a different viewpoint or experience to our board of directors.

Mr. Weeraratne is considered an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or board of directors who:

•	understands generally accepted accounting principles and financial statements;

•	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves;

•	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements;

•	understands internal controls over financial reporting; and

•	understands audit committee functions.

Our securities are not quoted on an exchange that has requirements that a majority of our board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our board of directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our board of directors.

EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the executive officers who served at the end of the periods of September 30, 2015 and September 30, 2014, for services rendered in all capacities to us.  The listed individuals shall hereinafter be referred to as the “Named Executive Officers.”  Currently, we have no employment agreements with any of our Directors or Officers.  For the fiscal year ended September 2015 our directors except the CEO/director were given 10,000 shares each valued at $0.15 cents per share. The President/director Eugene Nichols was given an additional 90,000 shares valued at $0.15 cents per share.  Compensation for the future will be determined when and if additional funding is obtained.

Summary Compensation Table – Officers

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
		Salary	Bonus	Stock Awards	Option Awards	Non-equity Incentive plan compensation	Change in Pension Value and Nonqualified deferred compensation earnings	All other Compen-sation	Total
Name and principal position	Year	($)	($)	($)	($)	($)	($)	($)	($)
I. Andrew Weeraratne (1), CEO, CFO	2015	20,500	-0-	-0-	-0-	-0-	-0-	-0-	20,500
I. Andrew Weeraratne, CEO, CFO	2014	22,800	-0-	-0-	-0-	-0-	-0-	-0-	22,800

(1)

There is no employment contract with Mr. Andrew Weeraratne at this time.  Nor are there any agreements for compensation in the future.  A salary and stock options and/or warrants program may be developed in the future. The amount of value for the services of Mr. Weeraratne was determined by agreement for shares in which he received as a founders for (1) control, (2) willingness to serve on the Board of Directors and (3) participation in the foundational days of the corporation. The amount received by Mr. Weeraratne is not reflective of the true value of the contributed efforts by Mr. Weeraratne and was arbitrarily determined by the company.

For the period from October 1, 2015 to current date Mr. Weeraratne had been paid $2,000 per month.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
	Fees earned or paid in cash	Stock Awards	Option Award(s)	Non-equity Incentive plan compensation	Change in Pension Value and Nonqualified deferred compensation earnings	All other Compen-sation	Total
Name and principal position	($)	($)	($)	($)	($)	($)	($)
James C. New, Chairman of the Board of Directors	-0-	1,500	-0-	-0-	-0-	-0-	1,500
I. Andrew Weeraratne, Director	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Eugene Nichols, President, Secretary, Treasurer, Director	-0-	15,000	-0-	-0-	-0-	-0-	15,000
Bo G. Engberg, Director	-0-	1,500	-0-	-0-	-0-	-0-	1,500

The Directors have not been paid any fees for the period from October 1, 2015 to the current date.

Limitation on Liability

The Florida Business Corporation Act permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against her and liability and expenses incurred by her in her capacity as a director, officer, employee or agent, or arising out of her status as such, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the articles of incorporation provide otherwise, whether or not the corporation has provided for indemnification in its articles of incorporation. Our articles of incorporation have no separate provision for indemnification of directors, officers, or control persons.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the SEC, such limitation or indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Director Independence

Mr. Engberg is considered independent within NYSE MKT’s director independence standards pursuant to the NYSE MKT Company Guide.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our Common Stock as of the date of this report, by: (i) each of our named executive officers and current directors, (ii) all of our current executive officers and directors as a group and (iii) each person we know to be the beneficial owner of 5% of more of our outstanding shares of common stock. Unless otherwise specified, the address of each beneficial owner listed in the table is c/o NGFC Equities Inc., 45 Almeria Avenue, Coral Gables, Florida 33134.

Name	Number of Shares of Class A Common Stock Beneficially Owned (1)	Percent of Class A Common Stock Owned (2)

Officers and Directors

I. Andrew Weeraratne (3) Chief Executive Officer, Chief Financial Officer, Director	4,000,000	22.17%

James C. New Chairman of the Board of Directors	760,000	6.1%

Eugene Nichols President, Director	1,100,000	4.21%

Bo Engberg Director	560,000	3.1%

All Directors and Officers as a Group (4 persons)	6,420,000	35.48%

5% Holders

Goran Antic	3,000,000	16.58%

All Directors, Officers and 5% Holders as a Group (5 persons)	9,420,000	52.07%

(1)

A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from December 31, 2015, upon exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised;

(2)	Based on 18,092,674 shares of common stock outstanding as of December 31, 2015. These percentages have been rounded for convenience;
(3)	Mr. Weeraratne also owns 7,000,000 shares of Class B common stock, which has 10:1 voting rights and is convertible into shares of Common Stock on a 1:1 basis at the option of the holder.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Mr. I Andrew Weeraratne is a founder and an organizer of the company and as such need to disclose any relevant transactions that Mr. Weeraratne will have with the company. Mr. Weeraratne has received no compensation as a founder except the opportunity to buy 7,000,000 Class B common stock at par value of .0001 cents for a total value of $700.00 and 4,000,000 of Class A common stock at par value of .0001 cents for a total value of $400.00 as founding shares that Mr. Weeraratne purchased on October, 2, 2013.

Mr. I. Andrew Weeraratne, our Chief Executive Officer and Chief Financial Officer is also the President, Chief Financial Officer and a director of High Tech Fueling and Distribution Inc. (HFSD) a company that began with the objective of setting up NG fueling stations in China in joint venture with HJT, as mentioned elsewhere in this prospectus, is currently in the business of converting vehicles to run on NG in China.

Mr. James New, our Chairman of the Board of Directors, is also the Chairman of the Board of Directors of HFSD. Mr. James new is a founder and organizer of the Company, and thus needs to disclose any relevant transactions that he will have with the Company. Mr. New has not received compensation as the Company's Chairman. Mr. New did purchase 250,000 shares of Common Stock on October 2, 2013 in connection with our offering to the Company's founders.

Mr. Eugene Nichols, is a founder and organizer of the Company and our President, Secretary and Treasurer and Director, is also a director of HFSD. Mr. Nichols, as a founder and organizer of the Company and thus needs to disclose any relevant transactions that he will have with the Company. Mr. Nichols has not received compensation as the Company's President, Secretary and Treasurer or as a director. Mr. Nichols did purchase 500,000 shares of Common Stock on October 2, 2013 in connection with our offering to the Company's founders.

Mr. Bo Engberg is a director of our Company and Mr. Engberg has not received compensation for his services as a director of the Company. Mr. Engberg did purchase 50,000 shares of Common Stock on October 2, 2013 in connection with our offering to the Company's founders.

Mr. Gerry Ambrose is a founder and organizer of the Company and thus needs to disclose any relevant transactions that he will have with the Company. Mr. Ambrose has not received compensation as a founder. Mr. Ambrose did purchase 250,000 shares of Common Stock on October 2, 2013 in connection with our offering to the Company's founders.

On February 24, 2015 we acquired 8,250,000 shares of ECI-LATAM Inc. (representing 55%) from Mr. Goran Antic in exchange for 3,000,000 unregistered Class A Common Stock of NGFC.

In September 2015 we gave 10,000 unregistered Class A Common Stock priced at $0.15 cents per share each to three directors Eugene Nichols James New and Bo Engberg as directors’ fees.

Eugene Nichols, the President/Director was given an additional 90,000 unregistered Class A Common Stock priced at $0.15 cents per share of the company.

Also our Board approved and gave High Tech Fueling, Service and Distribution Inc. (HFSD) 510,000 unregistered Class A Common Stock of NGFC priced at $0.15 cents per share (total value of $76,500) and $1,000 in cash as one time management fees since NGFC was the continuation of HFSD that began to set up NG stations in China. However, HFSD never began its operations. HFSD is a related entity since major shareholders of NGFC are also major shareholders of HFSD. We filed the required insider forms with the SEC regarding these issues on time on September 28, 2015.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Florida law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

NGFC EQUITIES, INC.

7,500,000 SHARES OF CLASS A COMMON STOCK

PROSPECTUS

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

March 29, 2016

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Company, are as follows:

Various Filing Fees	$5,000	*
Legal Fees and Expenses	$8,000	*
Accounting Fees and Expenses	$6,000	*
Miscellaneous Expenses	$4,000	*
Total	$23,000	*

* Estimate

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Florida Business Corporation Act permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against him/her and liability and expenses incurred by him/her in her capacity as a director, officer, employee or agent, or arising out of her status as such, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the articles of incorporation provide otherwise, whether or not the corporation has provided for indemnification in its articles of incorporation. Our articles of incorporation have no separate provision for indemnification of directors, officers, or control persons.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On September 1, 2015 we sold 10,000 Class A restricted Common Stock of our Company at $0.15 cents in a private exempt offering to one state of Florida resident. Also in the month of September we issued additional 743,000 Class A restricted Common Stock with an aggregate value of $111,450 to the following individuals and a corporation as fees for various services:

Clifford Hunt Esq	45,000	0.15	6,750
Lynx mgt	18,000	0.15	2,700
Kazuko Kusunoki	50,000	0.15	7,500
Eugene Nichols	100,000	0.15	15,000
James New	10,000	0.15	1,500
Bo Engberg	10,000	0.15	1,500
High Tech Fueling, Service and Distribution Inc.	510,000	0.15	76,500
	743,000		111,450

High Tech Fueling, Service and Distribution Inc (HFSD) is a related entity that provided services to NGFC since its inception and thus NGFC Board agreed to give HFSD 510,000 shares valued at $0.15 cents per share plus $1,000 in cash that added up to a total value of $77,500 as management fees. These shares were issued on September 28, 2015 and the Company filed the required insider forms (Form 4) with the Security and Exchange Commission to disclose this to the public also on September 28, 2015.

On November 15, 2015 we gave 50,000 shares of Class A Common Stock to Mr. Nihal Goonewardene, a resident of Maryland, valued at $0.15 cents per share with a total value of $7,500 as consulting fees.  Mr. Goonewardene will be involved in seeking out global businesses for us to acquire for cash and stock of our company and also promoting our company with foreign investors.

The shares of our common stock were issued pursuant to an exemption from registration in Section 4(2) of the Securities Act of 1933.  These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.  We did not undertake an offering in which we sold a high number of shares to a high number of investors.  In addition, these shareholders had necessary investment intent as required by Section 4(2) since they agreed to receive shares certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Act.  This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.”  All shareholders are “sophisticated investors” and are family members, friends or business acquaintances of our officers and directors.  Based on an analysis of the above factors, we believe we have met the requirements to qualify for exemption under section 4(2) of the Securities Act of 1933 for this transaction.

EXHIBITS

Exhibits and Financial Statement Schedules.

Exhibit No.	Description

3.1	Articles of Incorporation of Natural Gas Fueling and Conversion Inc. (filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on November 27, 2013)

3.2	Bylaws of Natural Gas Fueling and Conversion Inc. (filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1, filed with the SEC on November 27, 2013.

3.3	Amended and Restated Articles of Incorporation of NGFC Equities Inc. (filed as Exhibit 3.1 to the Company’s 8k filed on February 25, 2015).

3.4	By-Laws, of NGFC Equities Inc., as amended and restated (filed as Exhibit 3.2 to the Company’s 8k filed on February 25, 2015).

5.1	Opinion of Clifford Hunt Esq (filed as Exhibit 5.1 to S-1 filed 3-28-16)

10.1	Form of Subscription Agreement (filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on November 27, 2013)

10.2	Preliminary Joint Venture Agreement (filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1, filed with the SEC on November 27, 2013)

10.3	ECI Latam Inc. Share Exchange Agreement (filed as Exhibit 10.3 to the Company’s 8k filed on February 25, 2015).

10.4	ECIL Management and Bonus Agreement (filed as Exhibit 10.4 to the Company’s 8k filed on February 25, 2015).

10.5	Articles of Incorporation Vanguard Energy Inc. (filed as Exhibits 10.3 to the Company’s 8k filed on May 19, 2015).

10.6	Agreement between NGFC and Mr. Michael Laub (filed as Exhibits 10.4 to the Company’s 8k filed on May 19, 2015)

10.7	Management Agreement between Vanguard Energy Inc. and Mr. Laub (filed as Exhibits 10.5 to the Company’s 8k filed on May 19, 2015)

10.8	Articles on Incorporation La Veles Inc. (filed as Exhibit 10.1 to the Company’s 8k filed on August 6 , 2015)

10.9	Equity Purchase Agreement with Southridge Partners II, LP dated March 23, 2016 (filed as Exhibit 10.9 to S-1 filed 3-28-16)

10.10	Registration Rights Agreement with Southridge Partners II, LP dated March 23, 2016 (filed as Exhibit 10.1 to S-1 filed 3-28-16)

10.11	Promissory Note issued to Southridge Partners II, LP dated March 23, 2016 (filed as Exhibit 10.11 to S-1 filed 3-28-16)

14.1	Code of Business Conduct and Ethics (filed as Exhibit 14.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on November 27, 2013)

23.1	Consent of Malone Bailey, LLP (filed as Exhibit 23.1 to the Company’s Registration Statement on Form S-1, Amendment No. 2 filed with the SEC on May 4, 2016)

23.2	Consent of Counsel (included in Exhibit 5.1 to S-1 filed 3-28-16)

* Filed herewith

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, to:

(i)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registration of expenses incurred or paid by a director, officer or controlling person to the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5.

That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 );

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables, State of Florida on May 25, 2016.

NGFC Equities, Inc.

By:	/s/ I. Andrew Weeraratne
Name: I. Andrew Weeraratne
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints I. Andrew Weeraratne, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ I. Andrew Weeraratne	Chief Executive Officer (PEO), Chief Financial Officer (PAO), Director	May 25, 2016
I. Andrew Weeraratne

/s/ James C. New	Chairman of the Board of Directors	May 25, 2016
James C. New

/s/ Eugene Nichols	President, Secretary, Treasurer, Director	May 25, 2016
Eugene Nichols

/s/ Bo G. Engberg	Director	May 25, 2016
Bo G. Engberg

NGFC Equities, Inc.

Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

To the Board of Directors

NGFC Equities, Inc.

Coral Gables, Florida

We have audited the accompanying consolidated balance sheets of NGFC Equities, Inc. (the “Company”) as of September 30, 2015 and 2014 and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2015 and 2014, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

MaloneBailey, LLP

www.malone-bailey.com

Houston, Texas

December 29, 2015

Consolidated Balance Sheets

NGFC Equities, Inc.
Consolidated Balance Sheets

	September 30, 2015	September 30, 2014
ASSETS
Current assets
Cash and cash equivalent	$444,775	$82,819
Marketable securities	195,461	27,561
Inventory	4,156	-
Total current assets	644,392	110,380

Fixed assets
Software, net	3,995	-

Other assets
Goodwill	361,049	-
Customer list-net of amortization	120,833	-
Total other assets	481,882	-

Total assets	$1,130,269	$110,380

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accrued expenses	$1,200	$3,000
Credit Card payable	14,387	-
Deferred revenue	33,953	-
Loan payable officer	18,554	-
Total current liabilities	68,094	3,000

Stockholders' equity (deficit)
Preferred stock: $.0001 par value; 10,000,000 shares authorized, no shares issued and outstanding	-	-
Class A Common stock: $.0001 par value; 230,000,000 shares authorized, 18,042,674 and 12,600,000 shares issued and outstanding	1,804	1,260
Class B Common stock: $.0001 par value; 60,000,000 shares authorized, 7,000,000 shares issued and outstanding	700	700
Additional paid-in capital	1,032,692	194,350
Retained earnings (deficit)	(513,489)	(88,930)
Total NGFC stockholders' equity (deficit)	521,707	107,380
Non Controlling Interest	540,468	-
Total Equity	1,062,175	107,380

Total liabilities and stockholders' equity (deficit)	$1,130,269	$110,380

The accompanying notes are an integral part of these consolidated financial statements.

Consolidated Statements of Operation

NGFC Equities, Inc.
Consolidated Statements of Operations
	Year Ended September 30, 2015	Year Ended September 30, 2014

Sales	$62,429	$-
Cost of goods sold	60,222	-
Gross profits	2,207	-

Operating expenses
Legal fees	21,457	23,304
Accounting fees	12,550	9,300
Officer compensation	62,754	22,800
Depreciation & amortization	30,167	-
Consulting fees	166,250	-
General and administrative	113,915	29,548
Total operating expenses	407,093	84,952

Loss from operations	(404,886)	(84,952)

Other income

Realized gain on marketable securities	17,274	3,281
Unrealized loss on marketable securities	(57,176)	(7,379)
Dividends received	333	120
Total other income	(39,569)	(3,978)

Net loss	(444,455)	(88,930)
Less: Net Loss attributable to the Non Controlling Interest	19,896	-

Net loss attributable to NGFC Shareholders	$(424,559)	$(88,930)

Net loss attributable to NGFC basic and diluted loss per common share	$(0.02)	$(0.00)

Basic and diluted weighted average number of common shares outstanding	22,137,706	19,018,733

The accompanying notes are an integral part of these consolidated financial statements.

Consolidated Statements of Stockholders’ Equity

NGFC Equities, Inc.
Statement of Stockholders' Equity
					Additional		Non-	Total
	Common Stock Class A		Common Stock Class B		Paid in	Accumulated	controlling	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Equity (Deficit)

Balance at inception October 2, 2013	-	-	-	-	-	-	-	-

Common stock issued for cash-founder	6,100,000	610	7,000,000	700	-	-	-	1,310

Common stock issued for cash	6,500,000	650	-	-	194,350	-	-	195,000

Net loss	-	-	-	-	-	(88,930)	-	(88,930)

Balance at September 30, 2014	12,600,000	1,260	7,000,000	700	194,350	(88,930)	-	107,380

Common stock issued for acquisition	3,000,000	300	-	-	449,700	-	72,779	522,779

Common stock issued for cash	974,674	97	-	-	146,104	-	-	146,201

Common stock issued as consulting fees	1,618,000	162	-	-	242,538	-	-	242,700

Common stock bought back	(150,000)	(15)	-	-	-	-	-	(15)

Minority ownership NGLP	-	-	-	-	-	-	486,935	486,935

Minority ownership VE Inc.	-	-	-	-	-	-	450	450

Minority ownership La Veles Inc.	-	-	-	-	-	-	200	200

Net loss	-	-	-	-	-	(424,559)	(19,896)	(444,455)

Balance at September 30, 2015	18,042,674	1,804	7,000,000	700	1,032,692	(513,489)	540,468	1,062,175

	The accompanying notes are an integral part of these consolidated financial statements.

Consolidated Statements of Cash Flows

NGFC Equities, Inc.
Consolidated Statements of Cash Flows
	Year Ended September 30, 2015	Year Ended September 30, 2014

Cash flows from operating activities:
Net loss	$(444,455)	$(88,930)
Adjustments to reconcile net loss to cash used in operating activities:
Unrealized loss on marketable securities	57,176	7,379
Realized gain on marketable securities	(17,274)	(3,281)
Dividends received	(333)	(120)
Depreciation and amortization	30,167	-
Stock based compensation	242,700	-
Changes in operating assets and liabilities:
Inventory	(4,156)	-
Prepaid expense	2,000	-
Deferred revenue	33,953	-
Accounts payable	14,387	-
Accrued Expenses	(1,800)	3,000
Net cash used in operating activities	(87,635)	(81,952)

Investing activities:
Net cash paid for purchase and sale of trading securities	(207,469)	(80,000)
Cash received from purchase of ECIL	33,335	-
Purchase of software	(4,995)	-

Net cash used in investing activities	(179,129)	(80,000)

Financing activities:
Common stock bought back, value	(15)	-
Payments on loan to related party	(5,051)	-
Sale of subsidiary ownership interest for cash	487,585	-
Proceeds from sale of common stock	146,201	196,310
Net cash provided by financing activities	628,720	196,310

Net increase in cash	361,956	34,358
Cash at beginning of period	82,819	-

Cash at end of period	$444,775	$34,358

Supplemental disclosures:
Cash paid for:
Interest	$1,271	$-
Income taxes	$-	$-

Non cash investing and financing activity
Net assets purchased from ECIL	$489,444	$-
Class A shares issued to ECIL	$450,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

NGFC Equities, Inc.

Notes to Consolidated Financial Statements

September 30, 2015

NOTE 1 – DESCRIPTION OF BUSINESS

We incorporated our Company on October 2, 2013 in the State of Florida under the name “Natural Gas Fueling and Conversion Inc.” We changed our name to NGFC Equities, Inc. (“NGFC”, “the Company”, “we”, “our”) on February 25, 2015. When we began in October 2013, our primary planned business objective was to construct, own and operate combined gasoline, diesel and natural gas (NG) vehicle fueling and service stations in the United States, along with garages to retrofit gasoline and diesel driven vehicles to run on NG. At each such fueling station we also planned to have a convenience store to serve our customers. We defined each complete fueling service station as an “Operating Unit.”

In February 2015 our Board of Directors approved to define the Company’s business through three divisions and diversify the operations of the Company to add a health care division and a consulting division.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

a.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its controlled affiliates. Intercompany transactions, profits and balances are eliminated in consolidation. We have consolidated the financial statements of ECI-LATAM Inc. (ECIL) and Vanguard Energy Inc. (VE) that we own 55% of and La Veles Inc. (LVI) of that we own 80.49% of with the financial statements of our Company.  Both VE and LVI that began in FY 2015 have had minimal operations.  100% of the revenue of ECIL for the fiscal year September 30, 2015, came from a single customer.

b.

Cash and Cash Equivalents

Cash consists of cash balances on deposit on bank and cash at investment banker’s account that has been not invested in stocks.  The Company believes no significant concentration of credit risk exists with respect to these cash balances. The Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. The Company had no cash equivalents at September 30, 2015 or at September 30, 2014.

c.

Inventory

ECI-LATAM Inc. (ECIL) the 55% owned subsidiary of the Company, has $4,156 in inventory as at September 30, 2015. The inventories are accounted for under (FIFO) and stated at the lower of cost or market (net realizable value). The Company establishes provisions for inventory that is obsolete or when quantities on hand are in excess of estimated forecasted demand. The creation of such provisions results in a write-down of inventory to net realizable value and a charge to cost of sales. The ECIL inventory consists of spare parts that will be sold to its major clients when maintaining their equipment.

d.

Property and Equipment

Property and equipment is capitalized at cost and is stated at cost less accumulated depreciation and amortization. Depreciation and amortization is determined using the straight line method over the estimated useful lives of the various asset classes. Software has been amortized over 5 years. Amortization cost of fiscal year 2015 on software was $1,000.

e.

Long-lived assets

Management evaluates the recoverability of the Company’s identifiable intangible assets and other long-lived assets in accordance with ASC Topic 360, which generally requires the assessment of these assets for recoverability when events or circumstances indicate a potential impairment exists. Events and circumstances considered by the Company in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable include, but are not limited to: significant changes in performance relative to expected operating results, significant changes in the use of the assets, significant negative industry or economic trends, a significant decline in the Company’s stock price for a sustained period of time, and changes in the Company’s business strategy. In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets. If impairment is indicated based on a comparison of the assets’ carrying values and the undiscounted cash flows, the impairment loss is measured as the amount by which the carrying amount of the assets exceeds the fair market value of the assets.

f.

Goodwill and Intangible Assets

The Company evaluates goodwill and other finite-lived intangible assets in accordance with FASB ASC Topic 350, “Intangibles — Goodwill and Other. “ Goodwill is recorded at the time of an acquisition and is calculated as the difference between the total consideration paid for an acquisition and the fair value of the net tangible and intangible assets acquired. Accounting for acquisitions requires extensive use of accounting estimates and judgments to allocate the purchase price to the fair value of the net tangible and intangible assets acquired. Goodwill is deemed to have an indefinite life and is not amortized, but is subject to annual impairment tests. If the assumptions and estimates used to allocate the purchase price are not correct, or if business conditions change, purchase price adjustments or future asset impairment charges could be required. The value of our goodwill could be impacted by future adverse changes such as: (i) any future declines in our operating results, (ii) a decline in the valuation of customers, including the valuation of our common stock, (iii) a significant slowdown in the worldwide economy or (iv) any failure to meet the performance projections included in our forecasts of future operating results. In accordance with FASB ASC Topic 350, the Company tests goodwill for impairment on an annual basis or more frequently if the Company believes indicators of impairment exist. Impairment evaluations involve management estimates of asset useful lives and future cash flows. Significant management judgment is required in the forecasts of future operating results that are used in the evaluations. It is possible, however, that the plans and estimates used may be incorrect. If our actual results, or the plans and estimates used in future impairment analysis, are lower than the original estimates used to assess the recoverability of these assets, we could incur additional impairment charges in a future period.

The Company performs its annual impairment review of goodwill in September, and when a triggering event occurs between annual impairment tests for both goodwill and other intangible assets. The Company recorded no impairment loss for the year ended September 30, 2015.

The Company acquired ECI-LATAM Inc. in February 2015 and recorded Customer List as an intangible asset at a value of $150,000 to be amortized in 3 years.  The net balance of the customer list as of September 30, 2015 is $120,833. The amortization expenses in financial year 2015 is $29,167.

g.

Income taxes

The Company accounts for income taxes in accordance with accounting guidance now codified as FASB ASC Topic 740, “Income Taxes,” which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

h.

Basic and Diluted Net Loss Per Share

The Company computes loss per share in accordance with “ASC-260,” “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of September 30, 2015, the Company had no potential dilutive shares outstanding.

i.

Stock Based Compensation

The Company accounts for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, Compensation – Stock Compensation which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital over the period during which services are rendered. There has been no stock-based compensation issued to employees.

The Company follows ASC Topic 505-50, formerly EITF 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods and Services,” for share-based awards issued to consultants and other non-employees. In accordance with ASC Topic 505-50, these share-based awards issued as compensation for services provided to the Company are accounted for based upon the fair value of the services provided or the estimated fair market value of the award, whichever can be more clearly determined.

Total stock-based compensation expense, related to all of the Company’s stock-based awards, recognized for the years ended September 30, 2015 was $242,700 all of which were for non-employee compensation including the shares given to the President and the Directors of the Company as fees. For September 30, 2014 there was no stock based compensation.

j.

Related Party Transactions

We consider all who own more than 5% shares and equity method investments to be related parties and record any transactions between them and the Company to be related party transactions and disclose such transactions on notes to the Financial Statements.

Under ASC 850, examples of related party transactions also include those between:

- A parent entity and its subsidiaries

- Subsidiaries of a common parent, an entity and trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of the entity's management

- An entity and its principal owners, management, or members of their immediate families and affiliates

Transactions between related parties commonly occur in the normal course of business. Examples of common transactions with related parties are:

- Sales, purchases, and transfers of real and personal property

- Services received or furnished, such as accounting, management, engineering, and legal services

- Use of property and equipment by lease or otherwise

- Borrowings, lendings, and guarantees

- Maintenance of compensating bank balances for the benefit of a related party

- Intra-entity billings based on allocations of common costs

- Filings of consolidated tax returns

- Transactions between related parties are considered to be related party transactions even though they may not be given accounting recognition. For example, an entity may receive services from a related party without charge and not record receipt of the services. While not providing accounting or measurement guidance for such transactions, this Topic requires their disclosure nonetheless.

k.

Fair Value Measurement

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk.

l.

Noncontrolling Interest

We record the minority ownership of entities that we effectively control but own less than 100% of as noncontrolling interest. As at September 30, 2015 we recorded a total of $540,468 of noncontrolling interest and there were none as of September 30, 2014. These noncontrolling interest were related to NGFC Limited Partnership, ECI-LATAM Inc., Vanguard Energy Inc., and La Veles Inc.

m.

Marketable Securities

The Company has a trading and investment account for its own account and also for NGFC Limited Partnership. The Company’s policy is to acquire various stocks after doing fundamental analysis and hold for long term but trade options to hedge them. Most of these stocks could be sold out if these options get assigned. We record these shares at market price at the end of the day.

n.

Revenue Recognition

Generally, we recognize revenue when persuasive evidence of an arrangement with the customer exists, the product has been delivered and title has passed, provided that we do not have significant post delivery obligations, the amount due from the customer is fixed or determinable, and collectability is reasonably assured. Usually our prices are listed on a price list we give to the customer and we give a discount if they buy large volumes.  95% of the times the customer will issue a purchase order to us (5% of the times customer does not send a PO but requests us to send an invoice). Based on PO, we send the customer an invoice. The term includes “The invoice date starts when the material title is under customer’s name. No cancellation, No return”.  Almost all our sales are made simultaneously as the client sends us payment and such sales are also booked as sales on the date of delivery.

We record any revenues collected but not earned as of the financial statement date as deferred revenue. This is primarily composed of revenue our 55% owned subsidiary ECIL receive from their clients in advance of sending and parts or doing the services. As of September 30, 2015 we had deferred revenue of $33,953. There was no deferred revenue as September 30, 2014.

NOTE 3 – INVESTMENTS IN MARKETABLE SECURITIES

Marketable securities are classified as trading securities and are presented in the consolidated balance sheets at fair value.

Per Accounting Standards Codification 820 “Fair Value Measurement”, fair values defined establishes a framework for measuring fair value under generally accepted accounting principles and expands disclosures about fair value measurements. ASC 820 does not require any new fair value measurements.

ASC 820 establishes a valuation hierarchy for disclosure of the inputs to valuation used to measure fair value. This hierarchy prioritizes the inputs into three broad levels as follows:

Level 1: Quoted market prices in active markets for identical assets or liabilities

Level 2: Observable market based inputs or unobservable inputs that are corroborated by market data

Level 3: Unobservable inputs that are not corroborated by market data

The Company has classified these marketable securities at level 1 in NGFC Equities, Inc. with a fair value of $27,561 as of September 30, 2014 and $50,862 as of September 30, 2015. In NGFC Limited Partnership (that began in April 2015) the fair value of securities at level 1 is $144,599 as of September 30, 2015.

In June 2014, the Company opened an investment and trading account with Interactive Brokers with a capital of $80,000 to invest in various stocks to receive dividends while hedging them by trading options to receive trading profits managed by its Chief Executive Officer I. Andrew Weeraratne.  Of the $80,000 initial capital, $5,733 remains in cash as of September 30, 2015, and has not been actively invested in stock.

NGFC Limited Partnership (NGLP) began account with Interactive Brokers with a capital of $10,000 on April 6, 2015. As of September 30, 2015 NGLP has transferred $380,000 from its operating account to an account with Interactive Brokers.  NGLP raised $520,350 capital for NGLP including $35,000 invested by NGFC, the General Partner, and of that capital, $216,843 remains in cash as of September 30, 2015, and has not been actively invested in stock.  The investment and trading accounts of consolidated entities are  recorded at fair market value adjusting the account both by realized and unrealized gain and losses, as required by generally accepted accounting principles, at a balance of $195,461 as of September 30, 2015 and at a balance of $27,561 as of September 30, 2014. Cash paid for available securities as of September 30, 2015 is $207,469.

The total realized gains for the periods ending September 30, 2015 and September 30, 2014 from trading activities of the consolidated entities were $17,274 and $3,281 respectively. The total unrealized loss of the consolidated entities as of September 30, 2015 was $57,176. The total unrealized loss as of September 30, 2014 was $7,379.

NOTE 4 – CURRENT LIABILITIES

On February 10, 2014 we signed an agreement to lease office space beginning February 15, 2014 where our phones are answered by a common receptionist for $400 per month and we accrued $3,000 as rental expense for the 7.5 months on our September 30, 2014 financial statements.  In October 2014, we negotiated the monthly rental expenses to $200 per month to be effective retroactively and further negotiated to pay the annual rent via unregistered shares of our company currently valued at $0.15 cents per share. We extended the lease for another year. On September 1, 2015 we paid the lesser Lynx Management 18,000 restricted Class A Common Shares valued at $0.15 cents per share or a value of $2,700 as rental expenses till March 30, 2015.  We have accrued $1,200 as the rental expenses from April 1, 2015 to September 30, 2015.

NOTE 5 – ACQUISITIONS

As part of our diversification strategy, the Company made an agreement on February 24, 2015 with ECI-LATAM Inc. (ECIL), a Florida Corporation that began its business on March 25, 2014 engaged in installation and maintenance of medical equipment to acquire 55% of its 15,000,000 outstanding shares in exchange for 3,000,000 shares of the Company at $0.15 cents per share.  For the period ended September 30, 2015 we have consolidated our financial statements with the financial statements of ECI-LATAM Inc. Following is the Consideration paid and the Purchase Price Allocation of the acquisition:

Consideration
3,000,0000 Class A Common Stock of NGFC Equities, Inc. at $0.15 cents	$450,000
Recognized amounts of assets acquired
Customer List	$150,000
Net assets of ECIL	11,730
161,730
Noncontrolling interest in ECIL	(72,779)
Goodwill	361,049
$450,000

The Customer List is given a three-year life and will be amortized accordingly. Goodwill is not amortizable under GAAP. As of acquisition date ECIL had $33,335 cash in bank.

The following unaudited consolidated pro forma financial information gives effect to the acquisition of ECI-LATAM Inc. as if this transaction had occurred at the beginning of each period presented. The following unaudited pro forma information is presented for illustration purposes only and is not necessarily indicative of the results that would have been attained had the acquisition of this business been completed at the beginning of each period presented, nor are they indicative of results that may occur in any future period.

	Year Ended	Year Ended
	Sept 30, 2015	Sept 30, 2014
Revenue	151,597	146,011

Net Income (loss)	(435,776)	(63,516)

Net loss per share	(0.00)	(0.00)

NOTE 6 – FORMATION OF NGFC LIMITED PARTNERSHIP

As disclosed in the 8K the Company filed with the Security and Exchange Commission on March 24, 2015, the Company set up NGFC Limited Partnership (“the Partnership”) with the Company acting as the General Partner. The purpose of the Partnership is to raise funds in the private market to acquire gasoline stations that the Partnership would lease back to the Company. The Partnership also will invest its funds in the financial markets. As of September 30, 2015, the Company has contributed $35,000 as capital to the Partnership. The Partnership financial statements are consolidated with the financial statements of NGFC Equities, Inc. recording the ownership of the minority owners as noncontrolling interest. At the end of September 30, 2015, $486,935 of the capital of NGLP is owned by minority owners.

NGFC Limited Partnership located at 7135 Collins Ave, Miami Beach, FL 33141, plans to raise up to a maximum of $1,000,000 pursuant to the private transaction exemption in Securities and Exchange Commission (“SEC”) Regulation D, Rule 506. As of September 30, 2015 the Partnership has raised $485,350 from thirteen limited Partners. These limited partners will have the right to convert their partnership capital to shares of NGFC at $0.30 cents per share by September 30, 2016. In the event all limited partners converted 100% of their current capital to shares of NGFC it would amount to NGFC issuing 1,617,250 additional shares for $485,175.

Following is a summary of the terms of the Partnership Agreement:

•

The General Partner will not charge any management fee to manage the Partnership.

•

At the end of each calendar quarter the Partnership will calculate the Net Asset Value (NAV) and any excess of NAV will be distributed 70% to the Limited Partners and 30% to the General Partner.

•

Net Asset Value (NAV) of the Partnership means the Partnership's assets, at fair value(“marked to market”), less liabilities, including any accrued but unpaid expenses and reserves for certain circumstances. The “Net Asset Value per Interest” means the Net Asset Value of the Partnership divided by the number of Interests then outstanding. The term “marked to market” is an accounting term used to describe the adjustment of the valuation of a security or portfolio to reflect current market values. The Partnership will mark all positions, to market at the close of each quarterly trading period in order to calculate performance, taking into account both realized and unrealized profits and losses.

•

The Partnership will grant all Limited Partners the option to convert one hundred percent of the capital they have contributed to the Partnership to shares of the General Partner, NGFC Equities, Inc. at the strike price of thirty cents ($0.30 cents) per Share prior to September 30, 2016.

•

Fiscal Year of the Partnership shall end on September 30th of each year (to coincide with the fiscal year of the General Partner), which fiscal year may be changed by the General Partner, in its sole and absolute discretion.

NOTE 7 – FORMATION OF ECI-LATAM ANIMAL HEALH DIVISION AND LA VELES INC

The Company filed an 8k with the SEC on May 7, 2015, to announce the following: On May 6, 2015 ECI-LATAM Inc. 55% owned subsidiary of NGFC Equities, Inc. set up a new division entitled “Animal Health” division appointing Dragana Jovic as the Vice President of that division. Also ECI-LATAM Inc. appointed Bo Engberg and Dr. Marco S Dragic as the directors of the Board of Directors on May 6, 2015.

Further to forming the Animal Health Division we formed a new corporation on August 5, 2015 entitled La Veles Inc. to conduct business of Animal Health Division through this new corporation and an 8k was filed on August 6, 2015 to clarify this event. When we began, we planned to have it as a 55% owned subsidiary with our joint venture partners in Serbia owning 45%. But as of the reporting date, we own 80.49% of La Veles Inc. We formed La Veles Inc. to focus on manufacturing and distribution of a natural cream to cure certain animal diseases by manufacturing certain anti-infections cream in Serbia, but due to discussions we had with our joint venture partners in Serbia we are currently considering to focus only on distribution and not on manufacturing.

La Veles accounts has been consolidated with the financial statements of the Company and we have recorded $200 of capital as owned by minority owners as of September 30, 2015.

NOTE 8 – FORMATION OF VANGUARD ENERGY INC

As described on the 8k the Company filed with the SEC on May 19, 2015, the Company formed a 55% owned subsidiary entitled “Vanguard Energy Inc,” (“VE”) a California corporation with an individual Michael Alexander Laub as the 45% owner. Vanguard Energy Inc. will be based at 924 Calle Negocio Unit B, San Clemente, CA 92673. Mr. Laub currently is the Chief Executive Officer of CNG United LLC that he founded in 2008. CNG United is in the business of Alternative Fuels safety & education. CNG United, conducts vehicle conversions and safety training classes nationally on a regular basis. CNG United also sells conversion systems, CNG parts & accessories to CNG United national network of CNG technician graduates, as well as corporate fleets and municipalities.

Vanguard Energy Inc. will focus on buying established gasoline stations and adding Natural Gas (NG) bays along with conversion garages to convert vehicles to run on NG. VE plans to expand that operation nationwide in joint venture “Franchise” opportunity with mechanics that Mr. Laub already has built relationships. Also VE will look into setting up used car sales lots where VE plans to sell converted hybrid NG vehicles. As of the date of these financial statements VE had no major business activities except setting up a bank account that we have consolidated with our financial statements.

The accounts of VE is consolidated with the accounts of the Company and an amount of $450 has been recorded as owned by minority owners as of September 30, 2015.

NOTE 9 – REPURCHASE OF COMMON STOCK OF FOUNDER AT PAR

On May 13, 2015 ITMM Consulting LLC (ITMM) returned 150,000 Class A Common Stock of the Company that ITMM bought as a founding stockholder back to the Company at their purchase price of $.0001 per share, since ITMM is not able to perform certain consulting work that ITMM agreed to perform due to lack of time. The Company sold ITMM 200,000 shares as a founding member at the par value of $.0001. ITMM will continue to hold 50,000 of the 200,000 shares ITMM bought at par value as a founding shareholder on October 2, 2013. The Company has retired the 150,000 shares.

NOTE 10 – EQUITY

We have 300,000,000 authorized shares of capital stock, which consists of (i) 230,000,000 shares of Class A common stock, par value $0.0001 per share; (ii) 60,000,000 shares of Class B common stock, par value $0.0001 per share; and (iii) 10,000,000 shares of blank-check preferred stock, par value of $0.0001 per share.

The holders of Class A common stock shall be entitled to one vote per share and shall be entitled to dividends as shall be declared by our Board of Directors from time to time.  Each share of Class B common stock shall entitle the holder thereof to 10 votes for each one vote per share of Class A common stock, and with respect to such vote, shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together as a single class with holders of Class A common stock with respect to any question or matter upon which holders of Class A common stock have the right to vote. Class B common stock shall also entitle the holders thereof to vote as a separate class as set forth herein and as required by law. Holders of Class B common stock shall be entitled to dividends as shall be declared by our Board of Directors from time to time at the same rate per share as the Class A common stock. The holders of the Class B common stock shall have the right to convert each one of their shares to one share of Class A common stock automatically by surrendering the shares of Class B common stock to us.

As of September 30, 2015 we have 7,000,000 Class B common stock outstanding and 18,042,674 Class A common stock outstanding.

NOTE 11 – SALE OF COMMON STOCK

In February 2015, we began selling Class A Common Stock of our Company for $0.15 cents per share through our Direct Public Offering registered with the Security and Exchange Commission that we terminated as of June 30, 2015. We sold 964,674 Class A Common Stock of our Company for a value of $144,701 and gave to 14 associates 875,000 Class A Common Stock of our Company for an aggregate value of $131,250 for certain work performed and to be performed for us. We have recorded them as consulting fee expenses of the Company.

NOTE 12 – SALE OF UNREGISTERED SECURITIES

On September 1, 2015 we sold 10,000 Class A restricted Common Stock of our Company at $0.15 cents in a private exempt offering to one state of Florida resident. Also in the month of September we issued additional 743,000 Class A restricted Common Stock with an aggregate value of $111,450 to the following individuals and a corporation as fees for various services:

Clifford Hunt Esq	45,000	0.15	6,750
Lynx mgt	18,000	0.15	2,700
Kazuko Kusunoki	50,000	0.15	7,500
Eugene Nichols	100,000	0.15	15,000
James New	10,000	0.15	1,500
Bo Engberg	10,000	0.15	1,500
High Tech Fueling, Service and Distribution Inc.	510,000	0.15	76,500
	743,000		111,450

High Tech Fueling, Service and Distribution Inc (HFSD) is a related entity that provided services to NGFC since its inception and thus NGFC Board agreed to give HFSD 510,000 shares valued at $0.15 cents per share plus $1,000 in cash that added up to a total value of $77,500 as management fees. These shares were issued on September 28, 2015 and the Company filed the required insider forms (Form 4) with the Security and Exchange Commission to disclose this to the public also on September 28, 2015.

NOTE 13 – RELATED PARTY TRANSACTIONS

On September 28, 2015, the Company issued High Tech Fueling, Service and Distribution Inc (HFSD) 510,000 restricted Class A Common Stock priced at $0.15 cents per share for a total value of $76,500 and $1,000 in cash as Management Fee. HFSD began as a US based corporation to set up Natural Gas fueling stations in China in joint venture with a Chinese corporation that led to the inception of NGFC Equities, Inc. in the USA first to focus on setting up similar NG stations in the USA and then changing its strategy to become a holding company yet focus on setting up NG stations through its energy division. The major shareholders of HFSD are also major shareholders of NGFC. HFSD also has certain minority shareholders who helped the inception and formation of HFSD that led to the formation of NGFC and thus the Board of Directors of NGFC decided to give HFSD a one time management fee in return for the work HFSD did to conceive NGFC that NGFC will record as organization cost.

Also the Company gave its President Eugene Nichols 100,000 shares valued at $15,000 in total and gave two of the directors Bo Engberg and James New 10,000 shares each with a valuation of $1,500 each.

On October 28, 2014 Goran Antic the Majority shareholder and the Chief Executive Officer of ECIL loaned to ECIL $30,000 at 5% per annum interest. As of the date of the Company acquired 55% of ECIL the balance was $23,625.

For the year ending September 30, 2015 ECIL paid interest expenses of $1,271 and $5,051of principal payments on that loan and the balance of the loan payable to Mr. Antic as of September 30, 2015 is $18,554. This is an unsecured note with interest at 5% per annum accruing quarterly and with the principal paid back only when cash flow is available.

NOTE 14 – INCOME TAXES

As of September 30, 2015, the Company had net operating loss carry forwards of $173,708 that may be available to reduce future years’ taxable income through 2032. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards. Components of net deferred tax assets, including a valuation allowance, are as follows at September 30, 2015.

Net Operating loss carry-forward

$   444,455

Net adjustments to taxes

     270,747

Adjusted NOL carry-forward

     173,708

Total deferred tax assets

       60,798

Less valuation allowances

      (60,798)

Net deferred tax asset

$              0

As of September 30, 2014, the Company had net operating loss carry forwards of $81,551 that may be available to reduce future years’ taxable income through 2032. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards. Components of net deferred tax assets, including a valuation allowance, are as follows at September 30, 2014.

Net Operating loss carry-forward

$   81,551

Total deferred tax assets

$   28,543

Less valuation allowances

$  (28,543)

Net deferred tax asset

$            0

In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of September 30, 2014.

NOTE 15 – SUBSEQUENT EVENTS

On November 15, 2015 we gave 50,000 shares of Class A Common Stock to Mr. Nihal Goonewardene, a resident of Maryland, valued at $0.15 cents per share with a total value of $7,500 as consulting fees.  Mr. Goonewardene will be involved in seeking out global businesses for us to acquire for cash and stock of our company and also promoting our company with foreign investors.

Unaudited Financial Statements

for the quarter ended March 31, 2015

Consolidated Balance Sheets (Unaudited)

NGFC Equities, Inc.
Consolidated Balance Sheets
(Unaudited)
	March 31, 2016	September 30, 2015
ASSETS
Current assets
Cash and cash equivalent	$394,298	$444,775
Marketable securities	242,801	195,461
Loan receivable related parties	687	-
Inventory	4,894	4,156
Total current assets	642,680	644,392

Fixed assets
Software, net	3,495	3,995

Other assets
Goodwill	361,049	361,049
Customer list-net of amortization	95,833	120,833
	456,882	481,882

Total assets	$1,103,057	$1,130,269

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Credit Card payable	$2,384	$14,387
Deferred revenue	-	33,953
Loan payable officer	-	18,554
Rent payable	2,400	1,200
Total current liabilities	4,784	68,094

Stockholders' equity (deficit)
Preferred stock: $.0001 par value; 10,000,000 shares authorized, no shares issued and outstanding
Class A Common stock: $.0001 par value; 230,000,000 shares authorized, 18,092,674 and 18,042,674 shares issued and outstanding for the period end	1,809	1,804
Class B Common stock: $.0001 par value; 60,000,000 shares authorized, 7,000,000 shares issued and outstanding for the period end	700	700
Additional paid-in capital	1,040,187	1,032,692
Accumulated deficit	(558,254)	(513,489)
Total stockholders' equity (deficit)	484,442	521,707
Non Controlling Interest	613,831	540,468
Total Equity	1,098,273	1,062,175

Total liabilities and stockholders' equity (deficit)	$1,103,057	$1,130,269

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Consolidated Statements of Operation (Unaudited)

NGFC Equities, Inc.
Consolidated Statements of Operations
(Unaudited)
	6 Months Ended	6 Months Ended	3 Months Ended	3 Months Ended
	March 31, 2016	March 31, 2015	March 31, 2016	March 31, 2015
Revenue
Sales	$144,862	$13,200	$59,997	$13,200
Cost of goods sold
Purchases - Parts and Materials	54,098	12,347	35,464	12,347
Total Cost of Goods Sold	54,098	12,347	35,464	12,347

Gross profits	90,764	853	24,533	853

Operating expenses
Legal fees	4,535	7,950	1,945	1,750
Accounting fees	12,700	6,750	7,700	54
Officer compensation	31,637	15,000	15,000	9,800
Depreciation and amortization	25,500	4,667	12,750	-
Consulting fees	20,250	-	6,000	-
General and administrative	26,420	20,114	8,609	8,852
Total operating expenses	121,042	54,481	52,004	20,456

Loss from operations	(30,278)	(53,628)	(27,471)	(19,603)

Other income
Long term capital loss	(550)	-	(550)	-
Realized gain on marketable securities	117,085	1,194	78,018	-
Unrealized loss on marketable securities	(107,286)	(2,204)	(51,452)	-
Dividends received	1,109	333	102	-
Total other income/(loss)	10,358	(677)	26,118	-

Net loss	(19,920)	(54,305)	(1,353)	(19,603)
Less: Net Income/(Loss) attributable to the Non Controlling Interest	(24,820)	2,285	(730)	2,285

Net loss attributable to NGFC Shareholders	(44,740)	(52,020)	(2,083)	(17,318)

Basic and diluted loss per common share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Basic and diluted weighted average number of common shares outstanding	25,046,438	20,271,845	25,046,438	20,271,845

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Consolidated Statements of Cash Flows (Unaudited)

NGFC Equities, Inc.
Consolidated Statements of Cash Flows (Unaudited)
	Six Months Ended	Six Months Ended
	March 31, 2016	March 31, 2015
Cash flows from operating activities:
Net loss	$(19,920)	$(54,305)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and Amortization	25,500	4,667
Realized gain on marketable securities	117,085	-
Unrealized loss on marketable securities	(107,286)	2,204
Dividends received	1,109	-
Stock based compensation	7,500	-
Changes in operating assets and liabilities:
Prepaid expenses	-	2,000
Inventory	(738)	-
Deferred revenue	(33,953)	-
Accounts payables	(12,003)	(2,640)
Accrued expenses	1,200	2,700
Net cash used in operating activities	(21,506)	(45,374)

Investing activities:
Loans to related party	(687)	(150)
Cash received from ECIL	-	33,335
Purchase of software	-	(4,995)
Purchase of investment	(9,730)	(20,430)
Net cash used in investing activities	(10,417)	7,760

Financing activities:
Principal payment of shareholder loan	(18,554)
Proceeds from sale of common stock	-	85,850
Net cash provided by financing activities	(18,554)	85,850

Net increase (decrease) in cash	(50,477)	48,236
Cash at beginning of period	444,775	82,819

Cash at end of period	$394,298	$131,055

Supplemental disclosures:
Cash paid for:
Interest	$387	$-
Income taxes	$-	$-

Non cash investing and financing activity
Net assets purchased from ECIL	$-	$584,785
Class A shares issued to ECIL	$-	$450,000

The accompanying notes are an integral part of these unaudited consolidated financial statements.

NGFC Equities, Inc.

Notes to Consolidated Financial Statements (Unaudited)

March 31, 2016

NOTE 1 – DESCRIPTION OF BUSINESS

We incorporated our Company on October 2, 2013 in the State of Florida under the name “Natural Gas Fueling and Conversion Inc.” We changed our name to NGFC Equities, Inc. (“NGFC”, “the Company”, “we”, “our”) on February 25, 2015. When we began in October 2013, our primary planned business objective was to construct, own and operate combined gasoline, diesel and natural gas (NG) vehicle fueling and service stations in the United States, along with garages to retrofit gasoline and diesel driven vehicles to run on NG. At each such fueling station we also planned to have a convenience store to serve our customers. We defined each complete fueling service station as an “Operating Unit.”

In February 2015 our Board of Directors approved to define the Company’s business through three divisions and diversify the operations of the Company to add a health care division and a consulting division.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its controlled affiliates. Intercompany transactions, profits and balances are eliminated in consolidation. We have consolidated the financial statements of ECI-LATAM Inc. (ECIL) that we own 55% of and NGFC Limited Partnership (NGLP) of which we are the General Partner and receive 30% of gains, with the financial statements of our Company.  About 70% of the revenue of ECIL for the quarter ended March 31, 2016, came from a single customer.

The accompanying unaudited consolidated financial statements include all accounts of the Company and in the opinion of management, reflect all adjustments, which include all normal recurring adjustments, necessary to state fairly the Company’s financial position, results of operations and cash flows for the period from October 1, 2015 to March 31, 2016. The unaudited consolidated financial statements include the accounts of the Company and its controlled affiliates. Intercompany transactions, profits and balances are eliminated in consolidation.

This financial statement period is not an indicative of the results to be expected for the year ending September 30, 2016, or for any other interim period in future. The unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Securities and Exchange Commission (“SEC”) Form 10-Q. They do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The information included in this Form 10-Q should be read in conjunction with information included in the Company’s Form 10-K for the fiscal year ended September 30, 2015, filed with the U.S. Securities and Exchange Commission on December 28, 2015.

NOTE 3 – INVESTMENTS IN MARKETABLE SECURITIES

Marketable securities are classified as held-for-trading and are presented in the consolidated balance sheets at fair value.

Per Accounting Standards Codification 820 “Fair Value Measurement”, fair values defined establishes a framework for measuring fair value under generally accepted accounting principles and expands disclosures about fair value measurements. ASC 820 does not require any new fair value measurements.

ASC 820 establishes a valuation hierarchy for disclosure of the inputs to valuation used to measure fair value. This hierarchy prioritizes the inputs into three broad levels as follows:

Level 1: Quoted market prices in active markets for identical assets or liabilities

Level 2: Observable market based inputs or unobservable inputs that are corroborated by market data

Level 3: Unobservable inputs that are not corroborated by market data

Both the Company and its subsidiary NGFC Limited Partnership have investment and trading accounts with Interactive Brokers LLC (IB) and keep part of this account in cash and part in marketable securities transferring balance between these two accounts as trades occur. The Company has classified marketable securities account at level 1 in consolidated NGFC Equities, Inc. with a fair value of

$242,801 as of March 31, 2016 and $195,461 as of September 30, 2015. As of March 31, 2016 and September 30, 2015 the consolidated cash balances of these accounts with IB were $215,339 and $222,576 respectively.

For the periods ended March 31, 2016 and 2015 the realized gains from investment accounts were $117,085 and $ 1,194 respectively.  Unrealized losses from the accounts for corresponding periods were $107,286 and $2,204 respectively. The dividends for the periods ended March 31, 2016 and 2015 were $1,109 and $333 respectively. For the period ended March 31, 2016 and 2015, $9,730 and $20,430 respectively was paid to purchase securities.

NOTE 4 – ACQUISITIONS OF ECI-LATAM INC.

As part of our diversification strategy, the Company made an agreement on February 24, 2015 with ECI-LATAM Inc. (ECIL), a Florida Corporation that began its business on March 25, 2014 engaged in installation and maintenance of medical equipment to acquire 55% of its 15,000,000 outstanding shares in exchange for 3,000,000 shares of the Company at $0.15 cents per share.  For the period ended September 30, 2015 we have consolidated our financial statements with the financial statements of ECI-LATAM Inc. Following is the Consideration paid and the Purchase Price Allocation of the acquisition:

Consideration
3,000,0000 Class A Common Stock of NGFC Equities, Inc. at $0.15 cents	$450,000
Recognized amounts of assets acquired
Customer List	$150,000
Net assets of ECIL	11,730
161,730
Noncontrolling interest in ECIL	(72,779)
Goodwill	361,049
$450,000

The Customer List is given a three-year life and will be amortized accordingly. Goodwill is not amortizable under GAAP. As of acquisition date ECIL had $33,335 cash in bank.

Following table illustrates the Proforma profit and loss of ECIL for the 3 and 6 months ended March 31, 2015 and 2015

	6 Months Ending	3 Months Ending
	March 31, 2015	March 31, 2015
Revenue	102,369	13,200
Net Income	(58,182)	(17,318)
Net Income per share	(0.00)	(0.00)

NOTE 5 – EQUITY

On November 15, 2015 we gave 50,000 shares of Class A Common Stock to Mr. Nihal Goonewardene, a resident of Maryland, valued at $0.15 cents per share with a total value of $7,500 as consulting fees.  Mr. Goonewardene will be involved in seeking out global businesses for us to acquire for cash and stock of our company and also promoting our company with foreign investors.

At a Board meeting of NGFC held on December 30, 2015, the board approved to give two entrepreneurs in Eastern Europe (EU)--Boris Abramovic (BA) and Valentin Vicic (VV) (Jointly AV) who have agreed to and have been working with us, talking to investors in EU who are interested in investing in NGFC and also talking to successful businesses in EU who may wish to merge their operations with NGFC—an opportunity to buy one million of unregistered Class A Common Stock of NGFC at .18 cents per share in various installments in ten years. The first installment of $967 payment on that series of payments would be paid by NGFC on behalf of each of them, as consulting fees to AV. We have not executed that agreement yet and plan to execute only after we conclude final discussions. The Company believes that EU is a fast growing geographic location and that NGFC may be able to find many successful businesses who may consider joining with NGFC for mutual benefit and believe AV could play a major role in finding such companies for us.

At a Board of Directors meeting held on February 29, 2016 the Board approved for an Equity Line sale of $3,000,000 worth of NGFC shares to Southridge Partners II LP at a 90% discount on $0.40 cents per share, the price at which our shares were sold last on OTCPink.  Pursuant to this equity line we filed a S-1and subsequently a S-1/A (Amendment Number 1) to get SEC effectiveness for Southridge to sell 7,500,000 shares of our Class A Common Stock on March 29, 2016. Under the terms of the Equity Purchase Agreement, if Southridge cannot sell shares at $0.40 cents per share then they could sell at a lower price (with our approval).  We also issued a note for $50,000 to Southridge as payment with reference to this agreement.

The Board also approved to extend the option of Limited Partners of NGFC Limited Partnership (NGLP) to convert their limited partnership capital with NGLP to restricted shares of NGFC Class A Common Stock at $0.30 cents per share prior to March 31, 2017 at the Board meeting held on February 29, 2016.

NOTE 6 – RELATED PARTY TRANSACTIONS

On October 28, 2014 Goran Antic the Majority shareholder and the Chief Executive Officer of ECIL loaned to ECIL $30,000 at 5% per annum interest. As of the date of the Company acquired 55% of ECIL the balance was $23,625. For the year ended September 30, 2015 ECIL paid interest expenses of $1,271 and $5,051 of principal payments on that loan and the balance of the loan payable to Mr. Antic as of September 30, 2015 is $18,554.

For the period ended March 31, 2016 interest paid on the account was $333 and $18,554 was paid as principal payment. Loan has been fully paid of March 31, 2016. This was an unsecured note with interest at 5% per annum accruing quarterly. As March 31, 2016 this loan has been fully paid.

Loan Receivable $687 represent $537 over payment from ECIL when paying back the shareholder loan to the CEO Goran Antic and $150 Florida annual corporate Registration fees NGFC paid on behalf of High Tech Fueling and Distribution Inc, (HFSD). Goran Antic will pay back the $537 and HFSD will pay back the $150 to NGFC in next quarter.

Kazuko Kusunoki, the vice president administration is paid $2,000 in fees per month to handle bookkeeping, computerized filing and system administration. She is the spouse of the CEO Andrew Weeraratne.

NOTE 7 – SUBSEQUENT EVENTS

On May 20, 2016 as illustrated on the Form 8k we filed with the SEC, the Board of Directors decided to spin off NGLP as an independent partnership with NGFC no longer acting as the General Partner of the Partnership because if the investment by NGLP in public company stocks to be more than 40% of the total assets, that may require us to register NGFC under the Investment Company Act of 1940, that we would like to avoid since the purpose of NGFC is to acquire companies to operate through subsidiaries and not be a passive investor while it is more practical for NGLP to make a better return on the money NGLP is holding in any alternative investments while NGLP  still consider acquiring land and building that house operating gasoline stations to rent to Energy and Retail division of NGFC to get a fixed return on their money. However, the option the current Limited Partners of NGLP as of May 20, 2016, have to convert 100% of their capital to NGFC shares by March 31, 2017 will stay effective even after this spin-off.